                                                                     Exhibit 2.1
                                                                  EXECUTION COPY


             CONTRIBUTION AGREEMENT AND PLAN OF REORGANIZATION AND

                                     MERGER

                                  BY AND AMONG

                            EARLYCHILDHOOD.COM, LLC,

                             SMARTERKIDS.COM, INC.,

                         S-E EDUCATIONAL HOLDINGS CORP.

                                      AND

                          S-E EDUCATIONAL MERGER CORP.

                      ___________________________________


                         DATED AS OF NOVEMBER 14, 2000

                      ____________________________________

                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----
ARTICLE I. THE CONTRIBUTION AND THE MERGER..................................  3
     Section 1.1             Certificate of Incorporation and
                             Bylaws of Holdings.............................  3
     Section 1.2             The Contribution...............................  3
     Section 1.3             The SmarterKids Merger.........................  3
     Section 1.4             Effective Time.................................  3
     Section 1.5             Closing........................................  4
     Section 1.6             Effect of the Contribution.....................  4
     Section 1.7             Effect of the SmarterKids Merger...............  4
     Section 1.8             Organizational Documents of
                             Earlychildhood.................................  4
     Section 1.9             Certificate of Incorporation and
                             Bylaws of the Surviving Corporation............  4
     Section 1.10            Management of Earlychildhood Following
                             the Contribution; Directors and
                             Officers of the Surviving Corporation..........  4
     Section 1.11            Earlychildhood Employees.......................  5

ARTICLE II. EXCHANGE AND CONVERSION OF SECURITIES...........................  5
     Section 2.1             Exchange of LLC Interests of Earlychildhood....  5
     Section 2.2             Conversion of SmarterKids Capital Stock........  5
     Section 2.3             Treatment of Outstanding Options,
                             SmarterKids Warrants, and SmarterKids
                             Employee Stock Purchase Plan...................  6
     Section 2.4             Cancellation of Holdings Common Stock..........  8
     Section 2.5             Exchange of Certificates.......................  8

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF EARLYCHILDHOOD............... 11
     Section 3.1             Organization of Earlychildhood................. 12
     Section 3.2             Earlychildhood Capital Structure............... 12
     Section 3.3             Authority; No Conflict; Required Filings
                             and Consents................................... 13
     Section 3.4             Books and Records.............................. 14
     Section 3.5             Financial Information.......................... 14
     Section 3.6             No Undisclosed Liabilities..................... 15
     Section 3.7             Absence of Certain Changes or Events........... 15
     Section 3.8             Taxes.......................................... 17
     Section 3.9             Properties..................................... 18
     Section 3.10            Intellectual Property.......................... 19
     Section 3.11            Product Warranty and Liability................. 21
     Section 3.12            Material Contracts............................. 21
     Section 3.13            Litigation..................................... 23
     Section 3.14            Environmental Matters.......................... 23
     Section 3.15            Employee Benefit Plans......................... 24
     Section 3.16            Compliance With Laws........................... 26
     Section 3.17            Tax Matters.................................... 26
     Section 3.18            Registration Statement; Proxy
                             Statement/Prospectus........................... 27
     Section 3.19            Labor Matters.................................. 27
     Section 3.20            Insurance...................................... 28
     Section 3.21            No Existing Discussions........................ 28
     Section 3.22            Consent........................................ 28
     Section 3.23            Management Committee Approval.................. 28

                                                                            Page
                                                                            ----
ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF SMARTERKIDS................... 28
     Section 4.1             Organization of SmarterKids.................... 28
     Section 4.2             SmarterKids Capital Structure.................. 29
     Section 4.3             Authority; No Conflict; Required
                             Filings and Consents........................... 30
     Section 4.4             SEC Filings; Financial Statements.............. 31
     Section 4.5             No Undisclosed Liabilities..................... 32
     Section 4.6             Absence of Certain Changes or Events........... 32
     Section 4.7             Taxes.......................................... 33
     Section 4.8             Properties..................................... 34
     Section 4.9             Intellectual Property.......................... 35
     Section 4.10            Product Warranties and Liability............... 37
     Section 4.11            Agreements, Contracts and Commitments.......... 37
     Section 4.12            Litigation..................................... 39
     Section 4.13            Environmental Matters.......................... 39
     Section 4.14            Employee Benefit Plans......................... 39
     Section 4.15            Compliance With Laws........................... 41
     Section 4.16            Tax Matters.................................... 42
     Section 4.17            Registration Statement; Proxy
                             Statement/Prospectus........................... 42
     Section 4.18            Labor Matters.................................. 42
     Section 4.19            Insurance...................................... 42
     Section 4.20            Opinion of Financial Advisor................... 43
     Section 4.21            No Existing Discussions........................ 43
     Section 4.22            Board Recommendation........................... 43
     Section 4.23            Voting Requirements............................ 43
     Section 4.24            Section 203 of the DGCL Not Applicable......... 43

ARTICLE V. COVENANTS........................................................ 43
     Section 5.1             Conduct of Business............................ 44
     Section 5.2             Cooperation; Notice; Cure...................... 46
     Section 5.3             No Solicitation................................ 46
     Section 5.4             No Negotiation................................. 48
     Section 5.5             Proxy Statement/Prospectus;
                             Registration Statement......................... 50
     Section 5.6             Nasdaq Quotation............................... 50
     Section 5.7             Access to Information.......................... 50
     Section 5.8             SmarterKids Stockholders' Meeting.............. 51
     Section 5.9             Legal Conditions to Merger..................... 51
     Section 5.10            Earlychildhood Financial Statements............ 52
     Section 5.11            Public Disclosure.............................. 52
     Section 5.12            Non-recognition Exchange....................... 52
     Section 5.13            Affiliate Agreements........................... 52
     Section 5.14            Nasdaq Quotation............................... 53
     Section 5.15            Stock Plans.................................... 53
     Section 5.16            Employee Stock Purchase Plan................... 54
     Section 5.17            Non-Employee Director Plan..................... 55
     Section 5.18            Brokers or Finders............................. 55
     Section 5.19            Indemnification................................ 55
     Section 5.20            Letter of SmarterKids' Accountants............. 56
     Section 5.21            Letter of Earlychildhood's Accountants......... 56
     Section 5.22            Post-Transaction Corporate Governance
                             of Holdings.................................... 56
     Section 5.23            Name of Holdings............................... 57
     Section 5.24            Conveyance Taxes............................... 57
     Section 5.25            SmarterKids Minimum Closing Cash............... 57
     Section 5.26            Blohm Consulting Agreement..................... 58

                                                                            Page
                                                                            ----
ARTICLE VI. CONDITIONS TO THE TRANSACTIONS.................................. 58
     Section 6.1             Conditions to Each Party's Obligation to
                             Effect the Transactions........................ 58
     Section 6.2             Additional Conditions to Obligations of
                             Earlychildhood................................. 59
     Section 6.3             Additional Conditions to Obligations of
                             SmarterKids.................................... 60

ARTICLE VII. TERMINATION AND AMENDMENT...................................... 61
     Section 7.1             Termination.................................... 61
     Section 7.2             Effect of Termination.......................... 62
     Section 7.3             Fees and Expenses.............................. 62
     Section 7.4             Amendment...................................... 64
     Section 7.5             Extension; Waiver.............................. 64

ARTICLE VIII. MISCELLANEOUS                                                  64
     Section 8.1             Nonsurvival of Representations,
                             Warranties and Agreements...................... 64
     Section 8.2             Notices........................................ 64
     Section 8.3             Interpretation................................. 65
     Section 8.4             Counterparts................................... 65
     Section 8.5             Entire Agreement; No Third Party Beneficiaries. 65
     Section 8.6             Governing Law.................................. 66
     Section 8.7             Assignment..................................... 66

EXHIBITS

     Exhibit A  Form of Stockholder Support Agreement
     Exhibit B  Form of Consent and Non-Contravention Agreement
     Exhibit C  Form of Lockup Agreement
     Exhibit D  Form of Registration Rights Agreement
     Exhibit E Form of Restated Certificate of Incorporation of Holdings Exhibit F Form of Amended and Restated Bylaws of Holdings
     Exhibit G Form of Second Amended and Restated Operating Agreement Exhibit H Form of Restated Certificate of Incorporation of Surviving
                Corporation
     Exhibit I Form of Amended and Restated Bylaws of Surviving Corporation Exhibit J Form of Affiliate Agreement
     Exhibit K  Form of Holdings Stock Plan
     Exhibit L  Form of Holdings Employee Stock Purchase Plan
     Exhibit M  Form of Holdings Director Plan
     Exhibit N  Form of Blohm Consulting Agreement

                             TABLE OF DEFINED TERMS

                                                                Cross Reference
Terms                                                             in Agreement
-----                                                           ---------------
Acquisition Proposal..............................................Section 5.3(a)
Affiliate ..........................................................Section 5.13
Affiliate Agreement.................................................Section 5.13
Agreement...............................................................Preamble
Bankruptcy and Equity Exception...................................Section 3.3(a)
Benefit Arrangements.............................................Section 3.15(a)
Breaching Party...................................................Section 7.3(b)
Certificates..................................................Section 2.5(b)(ii)
Class A Exchange Ratio...............................................Section 2.1
Class B Exchange Ratio...............................................Section 2.1
Class C Exchange Ratio...............................................Section 2.1
Closing..............................................................Section 1.5
Closing Date.........................................................Section 1.5
Code....................................................................Recitals
Confidentiality Agreements...........................................Section 5.7
Consent Agreement.......................................................Recitals
Contribution............................................................Recitals
Conveyance Taxes....................................................Section 5.24
Costs............................................................Section 5.19(a)
Current Premium..................................................Section 5.19(b)
DGCL....................................................................Recitals
Earlychildhood..........................................................Preamble
Earlychildhood Acquisition Proposal...............................Section 5.4(a)
Earlychildhood Balance Sheet.........................................Section 3.5
Earlychildhood Change of Control Arrangements....................Section 3.15(f)
Earlychildhood Confidentiality Agreement..........................Section 5.3(b)
Earlychildhood Director..........................................Section 5.22(a)
Earlychildhood Disclosure Schedule...................................ARTICLE III
Earlychildhood Employee Plans....................................Section 3.15(a)
Earlychildhood ERISA Affiliate................................Section 3.15(c)(i)
Earlychildhood Exchange Ratio........................................Section 2.1
Earlychildhood Financial Information.................................Section 3.5
Earlychildhood Intellectual Property.............................Section 3.10(a)
Earlychildhood Lease Agreements...................................Section 3.9(a)
Earlychildhood Material Adverse Change...............................Section 3.7
Earlychildhood Material Adverse Effect...............................Section 3.1
Earlychildhood Material Contracts................................Section 3.12(b)
Earlychildhood Option.............................................Section 2.3(a)
Earlychildhood Option Plans.......................................Section 2.3(a)
Earlychildhood Organizational Documents...........................Section 3.3(b)

                                                                Cross Reference
Terms                                                             in Agreement
-----                                                           ---------------
Earlychildhood Owned Real Property................................Section 3.9(a)
Earlychildhood Permitted Encumbrances.............................Section 3.9(a)
Earlychildhood Third Party Rights................................Section 3.10(e)
Effective Time.......................................................Section 1.4
Employee Benefit Plans...........................................Section 3.15(a)
Encumbrance ......................................................Section 3.2(a)
Environmental Law ...............................................Section 3.14(b)
ERISA ...........................................................Section 3.15(a)
ESPP Termiation Date .............................................Section 2.3(d)
Exchange Act .....................................................Section 4.3(c)
Exchange Agent ...................................................Section 2.5(a)
Exchange Fund ....................................................Section 2.5(a)
Executive Management Agreement ..................................Section 3.12(e)
Expenses .........................................................Section 7.3(b)
Final SmarterKids Purchase Date ..................................Section 2.3(d)
Fund .............................................................Section 3.3(c)
GAAP ................................................................Section 3.5
Governmental Entity ..............................................Section 3.3(c)
Hazardous Substance .............................................Section 3.14(c)
Holdings................................................................Preamble
Holdings Common Stock...................................................Recitals
Holdings Director Plan..............................................Section 5.17
Holdings Employee Stock Purchase Plan............................Section 5.16(a)
Holdings Material Adverse Effect..................................Section 6.1(f)
Holdings Stock Plan..............................................Section 5.15(f)
HSR Act...........................................................Section 3.3(c)
Indemnified Parties..............................................Section 5.19(a)
Independent Director.............................................Section 5.22(a)
IRS...............................................................Section 3.8(b)
LLC Certificates...............................................Section 2.5(b)(i)
LLC Interests........................................................Section 1.2
Lockup Agreement........................................................Recitals
Members...........................................................Section 3.2(a)
Merger Sub..............................................................Preamble
Minimum Closing Cash................................................Section 5.25
Operating Agreement..................................................Section 1.2
Order.............................................................Section 5.9(b)
Other Party.......................................................Section 5.4(a)
Outside Date......................................................Section 7.1(b)
Proxy Statement/Prospectus..........................................Section 3.18
Registration Rights Agreement...........................................Recitals
Registration Statement..............................................Section 3.18
Rule 145............................................................Section 5.13
SEC.................................................................Section 3.18
Second Amended and Restated Operating Agreement......................Section 1.8
Stockholder Support Agreement...........................................Recitals

                                                                Cross Reference
Terms                                                             in Agreement
-----                                                           ---------------
Subsidiary...........................................................Section 3.1
Superior Proposal.................................................Section 5.3(b)
Surviving Corporation................................................Section 1.7
SmarterKids.............................................................Preamble
SmarterKids Balance Sheet.........................................Section 4.4(c)
SmarterKids Certificate of Merger....................................Section 1.4
SmarterKids Certificates......................................Section 2.5(b)(ii)
SmarterKids Change of Control Agreements.........................Section 4.14(f)
SmarterKids Common Stock.............................................Section 1.3
SmarterKids Confidentiality Agreement................................Section 5.7
SmarterKids Director.............................................Section 5.22(a)
SmarterKids Disclosure Schedule.......................................ARTICLE IV
SmarterKids Employee Plans.......................................Section 4.14(a)
SmarterKids Employee Stock Purchase Plan..........................Section 2.3(d)
SmarterKids ERISA Affiliate...................................Section 4.14(c)(i)
SmarterKids Exchange Ratio........................................Section 2.2(c)
SmarterKids Intellectual Property.................................Section 4.9(a)
SmarterKids Lease Agreements......................................Section 4.8(a)
SmarterKids Material Adverse Change..................................Section 4.6
SmarterKids Material Adverse Effect..................................Section 4.1
SmarterKids Material Contracts...................................Section 4.11(b)
SmarterKids Merger......................................................Recitals
SmarterKids Organizational Documents..............................Section 4.3(b)
SmarterKids Permitted Encumbrances................................Section 4.8(a)
SmarterKids Preferred Stock.......................................Section 4.2(a)
SmarterKids SEC Reports...........................................Section 4.4(a)
SmarterKids Stock Option..........................................Section 2.3(b)
SmarterKids Stock Plans...........................................Section 4.2(a)
SmarterKids Stockholders' Meeting...................................Section 3.18
SmarterKids Third Party Rights....................................Section 4.9(e)
SmarterKids Warrants .............................................Section 4.2(a)
Tax ..............................................................Section 3.8(a)
Taxes ............................................................Section 3.8(a)
Termination Fee ..................................................Section 7.3(c)
Third Party ......................................................Section 5.3(a)
Transaction Documents ............................................Section 3.3(a)
Transactions ........................................................Section 1.3
Transfer Documents ............................................Section 2.5(b)(i)

         CONTRIBUTION AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

     CONTRIBUTION AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (the "Agreement"), dated as of November 14, 2000 by and among EARLYCHILDHOOD.COM, LLC, a California limited liability corporation ("Earlychildhood"), SMARTERKIDS.COM, INC., a Delaware corporation ("SmarterKids"), S-E EDUCATIONAL HOLDINGS CORP., a newly-formed Delaware corporation, one-half of the issued and outstanding capital stock of which is owned by each of Earlychildhood and SmarterKids ("Holdings") and S-E EDUCATIONAL MERGER CORP., a newly-formed Delaware corporation and a wholly-owned subsidiary of Holdings ("Merger Sub").

     WHEREAS, the Management Committee of Earlychildhood and the Board of Directors of SmarterKids deem it advisable and in the best interests of each corporation and its members or stockholders, as the case may be, in order to advance the long-term business interests of Earlychildhood and SmarterKids, that Earlychildhood and SmarterKids combine;

     WHEREAS, the combination of Earlychildhood and SmarterKids shall be effected through (i) the contribution to Holdings by the holders of all outstanding LLC Interests (as defined in Section 1.2) of all of the right, title and interest in and to their entire ownership interest in Earlychildhood (the "Contribution") such that Earlychildhood will become a wholly-owned subsidiary of Holdings and the holders of LLC Interests in Earlychildhood will become stockholders of Holdings, and (ii) the merger of Merger Sub with and into SmarterKids (the "SmarterKids Merger") such that SmarterKids becomes a wholly-owned subsidiary of Holdings and the holders of capital stock of SmarterKids become stockholders of Holdings;

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Earlychildhood's willingness to enter into this Agreement, certain stockholders of SmarterKids have entered into a Stockholder Support Agreement with Earlychildhood, dated as of the date hereof, substantially in the form attached hereto as Exhibit A (the "Stockholder Support Agreement"), pursuant to which such stockholders have agreed, among other things, to vote all voting securities of SmarterKids beneficially owned by them in favor of approval and adoption of this Agreement and the SmarterKids Merger;

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to SmarterKids' willingness to enter into this Agreement, the holders of all outstanding LLC Interests in Earlychildhood have entered into a Consent and Non-Contravention Agreement, dated as of the date hereof, substantially in the form attached hereto as Exhibit B (the "Consent Agreement"), pursuant to which such persons have agreed, among other things, to
(i) effect the Contribution upon the terms and subject to the conditions set forth herein and (ii) take no action, directly or indirectly, to contravene, supersede or modify their consent in favor of this Agreement and the Contribution or to cause Earlychildhood to take any action in contravention of this Agreement or the transactions contemplated hereby;

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Earlychildhood's and SmarterKids' willingness to enter into this Agreement, certain holders of LLC Interests in Earlychildhood and certain stockholders of

SmarterKids have entered into a Lockup Agreement, dated as of the date hereof, substantially in the form attached hereto as Exhibit C (the "Lockup Agreement"), pursuant to which such persons have agreed, among other things, not to sell the shares of Holdings Common Stock (as defined below) such persons receive in connection with the Transactions (as defined in Section 1.3) until the earlier to occur of (i) 180 days from the Effective Time (as defined in Section 1.4) and
(ii) the date upon which a secondary offering of Holdings Common Stock for the purposes of effecting the orderly sale of such shares has been consummated;

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Earlychildhood's and SmarterKids' willingness to enter into this Agreement, Holdings has entered into a Registration Rights Agreement, dated as of the date hereof, substantially in the form attached hereto as Exhibit D (the "Registration Rights Agreement") with certain Holders (as defined in the Registration Rights Agreement) of common stock, par value $0.01 per share of Holdings (the "Holdings Common Stock"), which Registration Rights Agreement will govern the resale registration by Holdings, for the benefit of the Holders, of shares of Holdings Common Stock received by such Holders in the Transactions;

     WHEREAS, for Federal income tax purposes, it is intended that (i) the Contribution shall qualify as a transfer of property to Holdings by holders of LLC Interests described in Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the SmarterKids Merger shall qualify as a reorganization described in Section 368(a) of the Code and, taken together with the Contribution, as a transfer of property to Holdings by holders of SmarterKids capital stock described in Section 351 of the Code; and

     WHEREAS, the Management Committee of Earlychildhood and the Board of Directors of SmarterKids have approved this Agreement and each of the Transaction Documents (as defined in Section 3.3(a)) to which its company is a party;

     WHEREAS, no further action on the part of the Management Committee of Earlychildhood is required to effect the transactions contemplated hereby;

     WHEREAS, the holders of LLC Interests have approved this Agreement and the Contribution and no further action on the part of the holders of LLC Interests is required to effect the transactions contemplated hereby;

     WHEREAS, under the Delaware General Corporation Law (the "DGCL"), in order to effect the SmarterKids Merger, SmarterKids is required to obtain the vote of the holders of a majority of the outstanding shares of SmarterKids capital stock to approve this Agreement; and

     WHEREAS, Earlychildhood, SmarterKids and Holdings desire to make certain representations, warranties, covenants and agreements in connection with the combination and also to prescribe various conditions to the combination.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

ARTICLE I.
                        THE CONTRIBUTION AND THE MERGER

      Section 1.1 Certificate of Incorporation and Bylaws of Holdings. The Certificate of Incorporation and Bylaws of Holdings shall be amended prior to the Effective Time to be substantially in the form of Exhibit E and Exhibit F attached hereto, respectively. From the date hereof until the Effective Time, Earlychildhood and SmarterKids shall consult with each other prior to causing or permitting Holdings to take any action and neither shall cause or permit Holdings to take any action inconsistent with the provisions of this Agreement without the written consent of the other.

      Section 1.2 The Contribution. Upon the terms and subject to the provisions of this Agreement, at the Effective Time, each holder of an outstanding membership interest in Earlychildhood (such membership interests (other than Earlychildhood Options (as defined below) and membership interests issuable upon conversion of Earlychildhood Options) being collectively referred to herein as the "LLC Interests") shall contribute to Holdings all of the right, title and interest in and to such holder's entire ownership interest in Earlychildhood, which ownership interest, in each case, is set forth next to the name of such person in the Earlychildhood Disclosure Schedule (as defined in Article III), and in exchange therefor (as described in Section 2.1), (i) each holder of LLC Interests which is a Class A Member (as defined in that certain Amended and Restated Operating Agreement of Earlychildhood dated as of May 5, 1999 (the "Operating Agreement")) shall be entitled to receive 4.9951 shares of Holdings Common Stock for each .00001% of an LLC Interest held in such capacity,
(ii) each holder of an LLC Interest which is a Class B Member (as defined in the Operating Agreement) shall be entitled to receive 4.6781 shares of Holdings Common Stock for each .00001% of an LLC Interest held in such capacity, and
(iii) each holder of an LLC Interest which is a Class C Member (as defined in the Operating Agreement) shall be entitled to receive 2.3365 shares of Holdings Common Stock for each .00001% of an LLC Interest held in such capacity. At the Effective Time, the Operating Agreement shall be amended and restated to provide that Holdings shall be the sole member of Earlychildhood, holding a single class of membership interests.

      Section 1.3 The SmarterKids Merger. Earlychildhood and SmarterKids shall cause Holdings to form Merger Sub under the laws of the State of Delaware. Earlychildhood and SmarterKids shall cause Holdings to cause Merger Sub to execute and deliver this Agreement. Upon the terms and subject to the provisions of this Agreement, and in accordance with the DGCL, Merger Sub shall merge with and into SmarterKids at the Effective Time, and each outstanding share of common stock, par value $.01 per share, of SmarterKids ("SmarterKids Common Stock") shall be converted into the right to receive one (1) share of Holdings Common Stock (as described in Section 2.2(c)). Merger Sub will be formed solely to facilitate the SmarterKids Merger and will conduct no business or activity other than in connection with the SmarterKids Merger. The SmarterKids Merger, together with the Contribution, collectively constitute the "Transactions."

      Section 1.4 Effective Time. Subject to, and consistent with, the provisions of this Agreement, a certificate of merger (the "SmarterKids Certificate of Merger") with respect to the SmarterKids Merger in such form as is required by the relevant provisions of the DGCL shall be duly prepared, executed and acknowledged and thereafter delivered to the Secretary of State of the State of Delaware for filing, as provided in the DGCL, as early as practicable on the Closing Date. The SmarterKids Merger shall become effective upon the filing of the SmarterKids Certificate of Merger with the Secretary of State of the State of Delaware or such later time as may be specified therein. The time at which the Contribution has been consummated and the SmarterKids Merger has become fully effective is hereinafter referred to as the "Effective Time."

      Section 1.5 Closing. The closing of the Transactions (the "Closing") will take place at 10:00 a.m., Eastern Standard Time, on a date to be specified by SmarterKids and Earlychildhood, which shall be no later than the third business day after satisfaction or, if permissible, waiver of the conditions set forth in Article VI (the "Closing Date"), at the offices of Latham & Watkins, 633 West Fifth Street, Suite 4000 Los Angeles, California 90071, unless another date, place or time is agreed to in writing by SmarterKids and Earlychildhood.

      Section 1.6 Effect of the Contribution. As a result of the Contribution, (i) Holdings shall become the sole member of Earlychildhood and shall have all of the rights, benefits and obligations set forth in the Second Amended and Restated Operating Agreement (as defined in Section 1.8) and (ii) Earlychildhood will become a wholly-owned subsidiary of Holdings.

      Section 1.7 Effect of the SmarterKids Merger. As a result of the SmarterKids Merger, the separate corporate existence of Merger Sub shall cease and SmarterKids shall continue as the surviving corporation (the "Surviving Corporation"). Upon becoming effective, the SmarterKids Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all properties, rights, privileges, powers and franchises of SmarterKids and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of SmarterKids and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

      Section 1.8 Organizational Documents of Earlychildhood. At the Effective Time, the Operating Agreement shall be amended and restated in substantially the form attached hereto as Exhibit G to provide that Holdings shall be the sole member of Earlychildhood upon consummation of the Contribution holding a single class of membership interests (as so amended and restated, the "Second Amended and Restated Operating Agreement").

      Section 1.9 Certificate of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, the Certificate of Incorporation and Bylaws of the Surviving Corporation shall be amended and restated as set forth in Exhibit H and Exhibit I attached hereto, respectively, in each case until duly amended in accordance with applicable law.

      Section 1.10 Management of Earlychildhood Following the Contribution; Directors and Officers of the Surviving Corporation.

      (a) Management of Earlychildhood. At the Effective Time (after giving effect to the Contribution), Earlychildhood shall be managed in accordance with the provisions of the Second Amended and Restated Operating Agreement.

      (b) Directors and Officers of the Surviving Corporation. The directors and officers of SmarterKids immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

      Section 1.11 Earlychildhood Employees. At the Effective Time, all of the employees of Earlychildhood shall be transferred to Holdings and, from and after the Effective Time, shall be employees of Holdings. Such transferred employees shall serve Holdings in the same capacity or capacities as they served Earlychildhood prior to the Effective Time. Each of the parties hereto shall take all actions necessary to effect the provisions of this Section 1.11.

                                  ARTICLE II.
                     EXCHANGE AND CONVERSION OF SECURITIES

      Section 2.1 Exchange of LLC Interests of Earlychildhood. At the Effective Time, subject to Section 2.5(e), (i) each .00001% of an LLC Interest then outstanding and owned by a holder of LLC Interests which is a Class A Member in such capacity shall, by virtue of the Contribution, be exchanged for
4.9951 shares of Holdings Common Stock (the "Class A Exchange Ratio"), (ii) each .00001% of an LLC Interest then outstanding and owned by a holder of LLC
Interests which is a Class B Member in such capacity shall, by virtue of the Contribution, be exchanged for 4.6781 shares of Holdings Common Stock (the "Class B Exchange Ratio"), and (iii) each .00001% of an LLC Interest then outstanding and owned by a holder of LLC Interests which is a Class C Member in such capacity shall, by virtue of the Contribution, be exchanged for 2.3365 shares of Holdings Common Stock (the "Class C Exchange Ratio" and, collectively with the Class A Exchange Ratio and the Class B Exchange Ratio, the "Earlychildhood Exchange Ratio"). Upon such Contribution, all such LLC Interests shall be transferred in full, together with all right, title and interest in and to such LLC Interests, to Holdings and each person who was formerly a holder of an LLC Interest shall cease to have any rights with respect thereto, except the right to receive the shares of Holdings Common Stock and any cash in lieu of fractional shares of Holdings Common Stock to be issued or paid in consideration therefor, without interest thereon.

      Section 2.2 Conversion of SmarterKids Capital Stock. At the Effective Time, by virtue of the SmarterKids Merger and without any action on the part of any of the parties hereto or the holders of any shares of SmarterKids Common Stock or capital stock of Merger Sub:

      (a) Capital Stock of Merger Sub. Each issued and outstanding share of the capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

      (b) Cancellation of Treasury Stock. All shares of SmarterKids Common Stock that are owned by SmarterKids (including treasury stock) shall be canceled and retired and shall cease to exist and no shares of Holdings Common Stock or other consideration shall be delivered in exchange therefor.

      (c) Exchange Ratio for SmarterKids Common Stock. Subject to Section 2.5(e), each issued and outstanding share of SmarterKids Common Stock (other than shares to be canceled in accordance with Section 2.2(b)) shall be converted into the right to receive one (1) share of Holdings Common Stock (the "SmarterKids Exchange Ratio"). All such shares of SmarterKids Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Holdings Common Stock and any cash in lieu of fractional shares of Holdings Common Stock to be issued or paid in consideration therefor, in each case upon the surrender of such certificate in accordance with Section
2.5 and without interest thereon.

      Section 2.3 Treatment of Outstanding Options, SmarterKids Warrants, and SmarterKids Employee Stock Purchase Plan.

      (a) Earlychildhood Options. At the Effective Time, each outstanding option to purchase LLC Interests (an "Earlychildhood Option") under any option plans of Earlychildhood in effect on the date hereof (the "Earlychildhood Option Plans"), whether vested or unvested, shall be deemed to constitute an option to acquire, on substantially the same terms and conditions as were applicable under such Earlychildhood Option the same number of shares of Holdings Common Stock as the holder of such Earlychildhood Option would have been entitled to receive pursuant to the Contribution had such holder exercised such option in full immediately prior to the Effective Time (rounded down to the nearest whole number), at a price per share (rounded up to the nearest whole cent) equal to
(x) the aggregate exercise price for the LLC Interests purchasable pursuant to such Earlychildhood Option immediately prior to the Effective Time divided by
(y) the number of full shares of Holdings Common Stock deemed purchasable pursuant to such Earlychildhood Option in accordance with the foregoing. Prior to the Effective Time, Earlychildhood shall make any such amendments to the terms of the Earlychildhood Option Plans that are necessary to give effect to the transactions contemplated by this Section 2.3(a) and to make such Earlychildhood Option Plans and the provisions thereof consistent with option plans customary for public companies.

      (b) SmarterKids Stock Options. At the Effective Time, each outstanding option to purchase shares of SmarterKids Common Stock (a "SmarterKids Stock Option") under the SmarterKids Stock Plans (as defined in Section 4.2(a)), whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such SmarterKids Stock Option the same number of shares of Holdings Common Stock as the holder of such SmarterKids Stock Option would have been entitled to receive pursuant to the SmarterKids Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded down to the nearest whole number), at a price per share (rounded up to the nearest whole cent) equal to (x) the aggregate exercise price for the shares of SmarterKids Common Stock purchasable pursuant to such SmarterKids Stock Option immediately prior to the Effective Time divided by (y) the number of full shares of Holdings Common Stock deemed purchasable pursuant to such SmarterKids Stock Option in accordance with the foregoing. Prior to the Effective Time, SmarterKids shall make any such amendments to the terms of the SmarterKids Stock Plans that are necessary to give effect to the transactions contemplated by this Section 2.3(b). It is the intention of the parties that any SmarterKids Stock Options that are "incentive stock options" within the meaning of Section 422 of the Code and which are converted into options to acquire Holdings Common Stock pursuant to this Section 2.3(b) qualify following the Effective Time as incentive stock options. Such adjustments pursuant to this Section 2.3(b) are intended to be effective in a manner which is consistent with Section 424(a) of the Code.

      (c) SmarterKids Warrants. At the Effective Time, each SmarterKids Warrant (as defined in Section 4.2(a)) shall thereafter represent solely the right to acquire, on substantially the terms and conditions as are currently applicable under the SmarterKids Warrants, the same number of shares of Holdings Common Stock as a holder of the SmarterKids Warrants would have been entitled to receive pursuant to the SmarterKids Merger had such holder exercised such SmarterKids Warrants in full immediately prior to the Effective Time (rounded down to the nearest whole number), at the price per share (rounded up to the nearest whole cent) equal to (x) the aggregate exercise price for the shares of SmarterKids Common Stock purchasable pursuant to the SmarterKids Warrants immediately prior to the Effective Time divided by (y) the number of full shares of Holdings Common Stock deemed purchasable pursuant to the SmarterKids Warrants in accordance with the foregoing. Prior to the Effective Time, SmarterKids shall make any such amendments to the terms of the SmarterKids Warrants that are necessary to give effect to the transactions contemplated by this Section 2.3(c).

      (d) SmarterKids Employee Stock Purchase Plan.

                     (i) In the event that the current "payment period" (as such term is used in the 1999 Employee Stock Purchase Plan of SmarterKids (the "SmarterKids Employee Stock Purchase Plan")), in effect as of the date of this Agreement, ends prior to the Effective Time, SmarterKids shall use its reasonable best efforts to terminate the SmarterKids Employee Stock Purchase Plan, subject to Section 2.3(d)(iii) below, as of the date that the current payment period ends (the "ESPP Termination Date").

                     (ii) In the event that the Effective Time occurs on or prior to the end of the current payment period in effect as of the date of this Agreement, SmarterKids shall use its reasonable best efforts, to the extent permitted by law and the provisions of the SmarterKids Employee Stock Purchase Plan, including any amendment provisions thereof, to cause the exercise date applicable to the current payment period to be the last trading day on which the shares of SmarterKids Common Stock are traded on Nasdaq immediately prior to the Effective Time (the "Final SmarterKids Purchase Date"); provided, that, such change in the Final SmarterKids Purchase Date will be conditioned upon the consummation of the SmarterKids Merger. Subject to Section 2.3(d)(iii) below, SmarterKids shall use its reasonable best efforts to terminate the SmarterKids Employee Stock Purchase Plan immediately after the Final SmarterKids Purchase Date and prior to the Effective Time.

                     (iii) On the occurrence of either the ESPP Termination Date or the Final SmarterKids Purchase Date, as the case may be, SmarterKids shall apply the funds credited as of such date under the SmarterKids Employee Stock Purchase Plan within each participant's payroll withholdings account to the purchase of whole shares of SmarterKids Common Stock in accordance with the terms of the SmarterKids Employee Stock Purchase Plan. The cost to each participant in the SmarterKids Employee Stock Purchase Plan for shares of SmarterKids Common Stock will be the lower of 85% of the average market price of SmarterKids Common

Stock on Nasdaq on (A) the first day of the then current offering period or (B) the ESPP Termination Date or the Final SmarterKids Purchase Date, as the case may be. No fractional shares of SmarterKids Common Stock shall be issued and any payroll withholdings not used to purchase fractional shares of SmarterKids Common Stock will be refunded, without interest to the participant.

                     (iv) It is the intention of the parties that notwithstanding anything contained in this Agreement, the exercise price, the number of shares purchasable and the terms and conditions applicable to any adjustments to the SmarterKids Employee Stock Purchase Plan and any employee stock purchase plan maintained by Holdings will be determined so as to comply with Sections 423 and 424 of the Code and the regulations promulgated thereunder such that the arrangement implemented under the SmarterKids Employee Stock Purchase Plan by reason of the SmarterKids Merger not constitute a "modification."

      Section 2.4 Cancellation of Holdings Common Stock. At the Effective Time, by virtue of the Transactions and without any action on the part of any holder of any LLC Interest or any holder of capital stock of SmarterKids or Holdings, each share of Holdings Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled, and no consideration shall be delivered in exchange therefor.

      Section 2.5 Exchange of Certificates. The procedures for exchanging LLC Interests and shares of SmarterKids Common Stock outstanding immediately prior to the Effective Time for shares of Holdings Common Stock in the Transactions are as follows:

      (a) Exchange Agent. As of the Effective Time, Holdings shall deposit with a bank or trust company designated by SmarterKids and Earlychildhood (the "Exchange Agent"), for the benefit of the holders of LLC Interests outstanding immediately prior to the Effective Time and the holders of shares of SmarterKids Common Stock outstanding immediately prior to the Effective Time, for exchange in accordance with this Section 2.5, through the Exchange Agent, certificates representing the shares of Holdings Common Stock issuable pursuant to Sections
2.1 and 2.2 in exchange for outstanding LLC Interests and outstanding shares of SmarterKids Common Stock, respectively (such shares of Holdings Common Stock, together with any dividends or distributions with respect thereto, and any cash in lieu of fractional shares of Holdings Common Stock being hereinafter referred to as the "Exchange Fund").

      (b)  Exchange Procedures.

                     (i) At the Effective Time, each holder of an LLC Interest shall deliver to the Exchange Agent, or to such other agent or agents (including Holdings) as may be appointed by Holdings, (A) documentation reasonably satisfactory to the Exchange Agent or Holdings evidencing the transfer of the LLC Interests to Holdings (the "Transfer Documents"), which Transfer Documents shall include, to the extent previously issued by Earlychildhood, certificates evidencing the LLC Interests (the "LLC Certificates") and (B) instructions for effecting the exchange of such LLC Interests for certificates evidencing shares of Holdings Common Stock (plus cash in lieu of fractional shares, if any, of Holdings Common Stock as provided below) in accordance with Section 2.1. Upon delivery of the Transfer Documents, duly endorsed, to the Exchange Agent or to such other agent or agents (including Holdings) as may be appointed by Holdings, such holders of LLC Interests shall be entitled to receive in exchange therefor, certificates representing the number of whole shares of Holdings Common Stock which such holder has the right to receive pursuant to the provisions of this Article II and any cash in lieu of fractional shares, if any, of Holdings Common Stock.

                     (ii) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of SmarterKids Common Stock (the "SmarterKids Certificates" and, together with the LLC Certificates, the "Certificates") whose shares were converted pursuant to Section 2.2 into the right to receive shares of Holdings Common Stock, (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the SmarterKids Certificates shall pass, only upon delivery of the SmarterKids Certificates to the Exchange Agent and shall be in such form and have such other provisions as Earlychildhood and SmarterKids may reasonably specify), and (B) instructions for effecting the surrender of the SmarterKids Certificates in exchange for certificates representing shares of Holdings Common Stock (plus cash in lieu of fractional shares, if any, of Holdings Common Stock as provided below). Upon surrender of a SmarterKids Certificate for cancellation to the Exchange Agent or to such other agent or agents (including Holdings) as may be appointed by Holdings, together with such letter of transmittal, duly executed, the holder of such SmarterKids Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Holdings Common Stock which such holder has the right to receive pursuant to the provisions of this Article II, and any cash in lieu of fractional shares, if any, of Holdings Common Stock, and the SmarterKids Certificate so surrendered shall immediately be canceled.

                     (iii) In the event of a transfer of ownership of LLC Interests or SmarterKids Common Stock prior to the Effective Time which is not registered in the transfer records of Earlychildhood or SmarterKids, respectively, a certificate representing the proper number of shares of Holdings Common Stock may be issued to a transferee if the Transfer Documents for such LLC Interests or the SmarterKids Certificate representing such SmarterKids Common Stock, as applicable, is presented to the Exchange Agent, or such other agent or agents as may be appointed by Holdings (including Holdings), accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

                     (iv) Immediately after the Effective Time, (A) all LLC Interests shall have been delivered (or, in the absence of certificated LLC Interests, shall be deemed to have been delivered) to the Exchange Agent (or to such other agent or agents (including Holdings) as may be appointed by Holdings, and exchanged for shares of Holdings Common Stock in accordance with the provisions set forth in subsection (i) above and (B) each outstanding SmarterKids Certificate which theretofore represented shares of SmarterKids Common Stock shall represent only the right to receive shares of Holdings Common Stock pursuant to the terms hereof and shall not be deemed to evidence ownership of the number of shares of Holdings Common Stock into which such shares of SmarterKids Common Stock would be or were, as the case may be, converted until the SmarterKids Certificate therefor shall have been surrendered in accordance with this Section 2.5.

      (c) Distributions With Respect to Unexchanged Interests or Shares. No dividends or other distributions declared or made after the Effective Time with respect to Holdings Common Stock with a record date after the Effective Time shall be paid to the holder of any uncontributed LLC Interest or unsurrendered SmarterKids Certificate with respect to the shares of Holdings Common Stock the holder thereof is entitled to receive in respect thereof and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to subsection (e) below until the holder of record of such LLC Interests or SmarterKids Certificate shall contribute such LLC Interest as described in subsection (b)(i) above or surrender such SmarterKids Certificate as described in subsection (b)(ii) above, as applicable. Subject to the effect of applicable laws, following the contribution of any such LLC Interest or surrender of any such SmarterKids Certificate, there shall be paid to the record holder of the certificates representing whole shares of Holdings Common Stock issued in exchange therefor, without interest, (i) at the time of such contribution or surrender, as applicable, the amount of any cash payable in lieu of a fractional share of Holdings Common Stock to which such holder is entitled pursuant to subsection (e) below and the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Holdings Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Holdings Common Stock.

      (d) No Further Ownership Rights in LLC Interests and SmarterKids Common Stock. All shares of Holdings Common Stock issued upon the delivery of the Transfer Documents and/or surrender for exchange of the SmarterKids Certificates, as applicable, in accordance with the terms hereof (including any cash paid pursuant to subsection (c) or (e) of this Section 2.5) shall be deemed to have been issued in full satisfaction of all rights pertaining to the LLC Interests so contributed or to the shares of SmarterKids Common Stock theretofore represented by such SmarterKids Certificates, as applicable, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of SmarterKids Common Stock which were outstanding immediately prior to the Effective Time or registration of transfers on the ownership records of Earlychildhood of LLC Interests held by holders thereof immediately prior to the Effective Time. If, after the Effective Time, SmarterKids Certificates are presented to the Surviving Corporation or Holdings for any reason, such SmarterKids Certificates shall be canceled and exchanged as provided in this
Section 2.5. If, after the Effective Time, Transfer Documents with respect to valid LLC Interests are presented to Holdings for any reason, such LLC Interests shall be deemed contributed to Holdings in accordance with the provisions of this Agreement, effective as of the Effective Time and the holders thereof, in exchange therefor, shall receive such number of shares of Holdings Common Stock as may be calculated pursuant to the applicable Earlychildhood Exchange Ratio, together, without interest, with cash in lieu of fractional shares as described in Section 2.5(e).

      (e) No Fractional Shares. No certificate or scrip representing fractional shares of Holdings Common Stock shall be issued upon the contribution or surrender for exchange, as applicable, of LLC Interests or SmarterKids Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Holdings. Notwithstanding any other provision of this Agreement, each holder of LLC Interests or shares of SmarterKids Common Stock outstanding immediately prior to the Effective Time exchanged pursuant to the Contribution or the SmarterKids Merger who would otherwise have been entitled to receive a fraction of a share of Holdings Common Stock (after taking into account the entire LLC Interest exchanged by such holder or all SmarterKids Certificates delivered by such holder, as applicable) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Holdings Common Stock multiplied by the per share opening sales price of Holdings Common Stock (as reported by the national securities exchange or market on which such Holdings Common Stock is traded or quoted) on the first day of trading of Holdings Common Stock on such exchange or market after the Effective Time.

      (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former holders of LLC Interests or the former stockholders of SmarterKids on the 180th day after the Effective Time shall be delivered to Holdings upon demand, and any former holder or stockholder, as the case may be, who has not previously complied with Section 1.2 or this Section
2.5 shall thereafter look only to Holdings for payment of such holder's or stockholder's claim for Holdings Common Stock, any cash in lieu of fractional shares of Holdings Common Stock and any dividends or distributions with respect to Holdings Common Stock.

      (g) No Liability. None of Earlychildhood, SmarterKids or Holdings shall be liable to any holder of LLC Interests or shares of SmarterKids Common Stock, as the case may be, for any shares of Holdings Common Stock (or cash in lieu of fractional shares of Holdings Common Stock or any dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

      (h) Withholding Rights. Holdings and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of LLC Interests or shares of SmarterKids Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Holdings or the Surviving Corporation, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of LLC Interests or shares of SmarterKids Common Stock, as the case may be, in respect of which such deduction and withholding was made.

      (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Holdings or the Surviving Corporation, the posting by such person of a bond in such reasonable amount as Holdings or the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the shares of Holdings Common Stock, any cash in lieu of fractional shares, and any unpaid dividends and distributions on shares of Holdings Common Stock deliverable in respect thereof pursuant to this Agreement.

      (j) Affiliates. Notwithstanding anything herein to the contrary, neither LLC Interests nor SmarterKids Certificates surrendered for exchange by any Affiliate (as defined in Section 5.13) of Earlychildhood or SmarterKids shall be exchanged until Holdings has received an Affiliate Agreement (as defined in Section 5.13) substantially in the form of Exhibit J attached hereto from such Affiliate.

                                 ARTICLE III.
               REPRESENTATIONS AND WARRANTIES OF EARLYCHILDHOOD

      Earlychildhood represents and warrants to SmarterKids that the statements contained in this Article III are true and correct, except as set forth herein and in the disclosure schedules delivered by Earlychildhood to SmarterKids on or before the date of this Agreement (the "Earlychildhood Disclosure Schedule"). The Earlychildhood Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III and the disclosure in any paragraph shall qualify other paragraphs in this
Article III only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other paragraphs.

      Section 3.1 Organization of Earlychildhood. Each of Earlychildhood and its Subsidiaries (as defined below) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign limited liability company or corporation, as the case may be, in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets, properties, financial condition or results of operations of Earlychildhood and its Subsidiaries, taken as a whole (an "Earlychildhood Material Adverse Effect"). Except as set forth on the Earlychildhood Disclosure Schedule, neither Earlychildhood nor any of its Subsidiaries, directly or indirectly owns (other than ownership interests in Earlychildhood or in one or more of its Subsidiaries) any equity or similar interest in, or any interest that is mandatorily convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity. A true, correct and complete copy of the organizational documents of Earlychildhood and each of its Subsidiaries has been delivered to SmarterKids. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

      Section 3.2    Earlychildhood Capital Structure.

      (a) The outstanding LLC Interests currently consist, and will consist on the Closing Date, of the LLC Interests set forth in the Earlychildhood Disclosure Schedule, which LLC Interests, subject to LLC Interests represented by options granted under the Earlychildhood Option Plans, represent one hundred percent (100%) of the membership and other equity interests in Earlychildhood. Other than the persons set forth in the Earlychildhood Disclosure Schedule (the "Members"), no other person owns or holds any LLC Interest or portion of an LLC Interest, including, without limitation, an economic interest in Earlychildhood, an interest in the profits or losses of Earlychildhood, an interest in the right to affect the management of Earlychildhood or an interest in the right to receive distributions from Earlychildhood. With respect to each Member, the Earlychildhood Disclosure Schedule sets forth such Member's designation as a Class A Member, Class B Member or Class C Member, as applicable. Set forth on the Earlychildhood Disclosure Schedule is the aggregate amount of LLC Interests issuable pursuant to options granted and outstanding under the Earlychildhood Option Plans as of the date hereof, and the entities or persons to whom such options were granted. Except as may exist under the Earlychildhood Option Plan or as otherwise set forth on the Earlychildhood Disclosure Schedule, there are no outstanding subscriptions, calls, commitments, warrants or options for the purchase of LLC Interests, or any securities convertible into or exchangeable for LLC Interests, or any other commitments of any kind for the granting of additional LLC Interests or other equity interests or securities issued by Earlychildhood. All of the outstanding LLC Interests are duly authorized, fully paid and nonassessable securities of Earlychildhood, free and clear of all Encumbrances (as defined below). Except as set forth on the Earlychildhood Disclosure Schedule, there are no contracts relating to the issuance, sale, or transfer of any LLC Interests, or any portions of any LLC Interests. To the knowledge of Earlychildhood, there are no voting trusts, proxies or other voting agreements or understandings with respect to the outstanding LLC Interests. For purposes of this Agreement, "Encumbrance" shall mean any charge, claim, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

      (b) All of the outstanding shares of capital stock or other equity interests of each of Earlychildhood's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by Earlychildhood or another Subsidiary free and clear of all Encumbrances. There are no outstanding subscriptions, calls, commitments, warrants or options for the purchase of shares of capital stock or equity interests, as the case may be, or any securities convertible into or exchangeable for shares of capital stock or equity interests, as the case may be, or any other commitments of any kind for the granting of additional shares of capital stock, other equity interests or securities issued by any of Earlychildhood's Subsidiaries. There are no contracts relating to the issuance, sale, or transfer of any shares of capital stock or equity interests, as the case may be, of any of Earlychildhood's Subsidiaries.

      Section 3.3    Authority; No Conflict; Required Filings and Consents.

      (a) Earlychildhood has all requisite corporate power and authority to enter into this Agreement and each of the Transaction Documents (as defined below) to which it is a party and to consummate the Transactions contemplated by this Agreement and each of the Transaction Documents to which it is a party. The execution and delivery of this Agreement and each of the

Transaction Documents to which it is a party and the consummation of the transactions contemplated by this Agreement and each of the Transaction Documents to which it is a party by Earlychildhood have been duly authorized by all necessary action on the part of Earlychildhood, its Management Committee and its Members. Each holder of an LLC Interest outstanding on the date hereof has executed and delivered a Consent Agreement in the form of Exhibit B attached hereto and, assuming the due authorization and execution of the Consent Agreement by each such Member, the Consent Agreements constitute the valid and binding obligations of such Members, enforceable in accordance with their terms, subject to the Bankruptcy and Equity Exception (as hereafter defined). This Agreement and each of the Transaction Documents to which it is a party have been duly executed and delivered by Earlychildhood and constitute the valid and binding obligations of Earlychildhood, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles (the "Bankruptcy and Equity Exception"). "Transaction Documents" means the Stockholder Support Agreement, the Registration Rights Agreement, the Consent Agreement, the Affiliate Agreement and the Lockup Agreement.

      (b) Except as set forth on the Earlychildhood Disclosure Schedule, the execution and delivery of this Agreement and each of the Transaction Documents to which it is a party by Earlychildhood does not, and the consummation of the Transactions contemplated by this Agreement, and each of the Transaction Documents to which Earlychildhood is a party will not, (i) conflict with, or result in any violation or breach of, any provision of the organizational documents of Earlychildhood (including the Operating Agreement) or any of the organizational documents of any of Earlychildhood's Subsidiaries (collectively, the "Earlychildhood Organizational Documents"), (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Earlychildhood or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Earlychildhood or any of its Subsidiaries or any of its or their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which are not, individually or in the aggregate, reasonably likely to have an Earlychildhood Material Adverse Effect. The execution and delivery of each Consent Agreement by the holders of all outstanding LLC Interests does not conflict with, and will not result in any violation or breach of any provision of, the Earlychildhood Organizational Documents.

      (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Earlychildhood or any of its Subsidiaries in connection with the execution and delivery of this Agreement and each of the Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if applicable, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have an Earlychildhood Material Adverse Effect. Earlychildhood is not a "$100 Million Person" within the meaning of the HSR Act (and the Regulations thereunder) and William E. Simon & Sons Private Equity Fund, L.P. (the "Fund"), to the extent the Fund is the "ultimate parent entity" of Earlychildhood (as such term is used in the HSR Act and the Regulations thereunder), is not, together, with all the entities that it controls, directly and indirectly, a "$100 million Person" within the meaning of the HSR Act (and the Regulations thereunder).

      Section 3.4    Books and Records. The books of account, minute books
(or any other books containing records of member or manager action) and record books and other records which are material to the business of Earlychildhood and its Subsidiaries, all of which have been made available to SmarterKids, are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books (or any other books containing records of member or manager action) of Earlychildhood and its Subsidiaries contain, in all material respects, accurate records of all meetings held of, and corporate or other action taken by, the Members, or the Management Committee of Earlychildhood, or the stockholders or owners or board of directors or other similar bodies of any of its Subsidiaries and no meeting has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of the books and records of Earlychildhood and its Subsidiaries will be in the possession of Earlychildhood.

      Section 3.5    Financial Information.

      Earlychildhood has delivered to SmarterKids: (i) an audited consolidated balance sheet of Earlychildhood and its Subsidiaries as of December 31, 1999 and the related audited consolidated statements of income, changes in members' equity and cash flows of Earlychildhood and its Subsidiaries for the fiscal year then ended, together with the report thereon of KPMG, LLP, its independent certified public accountants; (ii) an audited consolidated balance sheet of QTL Corporation and its Subsidiaries as of December 31, 1998 and the related audited consolidated statements of income, stockholders' equity and cash flows of QTL Corporation for the nine months then ended, together with the report thereon of KPMG LLP, its independent certified public accountants; (iii) an audited balance sheet of Educational Products, Inc. as of March 31, 1999 and the related audited statements of income, stockholders' equity and cash flows of Educational Products, Inc. for the fiscal year then ended, together with the report thereon of KPMG LLP, its independent certified public accountants and (iv) an unaudited consolidated balance sheet of Earlychildhood and its Subsidiaries as of September 30, 2000 (the "Earlychildhood Balance Sheet") and the related unaudited consolidated statements of income, changes in members' equity, and cash flows, including, in each case, the notes thereto (together with the Earlychildhood Balance Sheet, the "Earlychildhood Financial Information"). The Earlychildhood Financial Information has been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be noted therein), and presents fairly, in all material respects, the financial position of Earlychildhood and its Subsidiaries on a consolidated basis as of the respective dates and for the periods referred to in such Earlychildhood Financial Information, except that the Earlychildhood Financial Information is subject to normal and recurring year-end adjustments and subject, in each case, to the notes regarding the matters reflected therein. Except set forth on the Earlychildhood Disclosure Schedule, no financial information of any entity are required to be included in the financial statements of Earlychildhood under GAAP.

      Section 3.6 No Undisclosed Liabilities. Except as set forth on the Earlychildhood Disclosure Schedule or the Earlychildhood Balance Sheet and except for normal or recurring liabilities incurred since the date of the Earlychildhood Balance Sheet in the ordinary course of business consistent with past practices, Earlychildhood and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in the Earlychildhood Financial Information in accordance with GAAP), and whether due or to become due, which, individually or in the aggregate, are reasonably likely to have an Earlychildhood Material Adverse Effect.

      Section 3.7 Absence of Certain Changes or Events. Except as expressly contemplated by this Agreement and the Transaction Documents or as set forth on the Earlychildhood Disclosure Schedule, since the date of the Earlychildhood Balance Sheet, Earlychildhood has conducted its businesses only in the ordinary course and in a manner consistent with past practice, and, since such date, there has been no material adverse change in the financial condition, results of operations, business, assets or properties of Earlychildhood or any of its Subsidiaries, taken as a whole (an "Earlychildhood Material Adverse Change") or any development or combination of developments of which the management of Earlychildhood is aware that, individually or in the aggregate, has had, or is reasonably likely to have, an Earlychildhood Material Adverse Effect, and, since such date, there has not been any:

      (a) (i) issuance of LLC Interests, or options or rights therefor, other than pursuant to the Earlychildhood Option Plans through the date hereof; (ii) purchase, redemption, retirement or other acquisition by Earlychildhood of any LLC Interest, parts of any LLC Interest or other rights or equity interests in Earlychildhood or any of its Subsidiaries; or (iii) declaration or payment of any dividend or other distribution or payment in respect of any LLC Interest, parts of any LLC Interest or other rights or equity interests in Earlychildhood or any of its Subsidiaries, other than tax distributions made in the ordinary course of business;

      (b) amendment to the organizational documents of Earlychildhood or any of its Subsidiaries (including the Operating Agreement);

      (c) payment by Earlychildhood or any of its Subsidiaries of any bonuses, salaries or other compensation (including management or other similar fees but excluding tax distributions) to any shareholder or member, as applicable, managing member, member of the Management Committee or executive officer (except for payments of salary, bonuses and other compensation payable for employment services rendered in the ordinary course of business (in which case there has been no increase in such payments)) or entry into any employment, severance or similar contract with any such person;

      (d) adoption of any new Employee Benefit Plan or Benefit Arrangement (each as defined below) for or with any employees of Earlychildhood or any Earlychildhood ERISA

Affiliate or any increase in the payment to or benefits under any Earlychildhood Plan or other benefit obligations for or with any employees of Earlychildhood or any Earlychildhood ERISA Affiliate or change any actuarial or other assumption used to calculate funding obligations with respect to any Earlychildhood Employee Benefit Plans or Benefit Arrangements, or any change in the manner in which contributions to any Earlychildhood Employee Benefit Plans or Benefit Arrangements are made or the basis on which such contributions are determined;

      (e) damage to or destruction or loss of any asset or property of Earlychildhood or any of its Subsidiaries, whether or not covered by insurance, that would have an Earlychildhood Material Adverse Effect;

      (f) sale, lease or other disposition of any material asset or property of Earlychildhood or any of its Subsidiaries (other than sales of inventory in the ordinary course of business);

      (g) accrual of any expenses except for such accruals in the ordinary course of business;

      (h) cancellation or waiver of any claims or rights by Earlychildhood or any of its Subsidiaries that would have an Earlychildhood Material Adverse Effect;

      (i) assumption, guarantee or endorsement or other agreement to become responsible for the obligations of any other individual, firm or corporation (other than intercompany obligations) or making of any loans or advances to, any employee of Earlychildhood or any of its Subsidiaries, other than in the ordinary course of business;

      (j) material change by Earlychildhood or its Subsidiaries in their respective accounting methods, principles or practices to which SmarterKids has not previously consented in writing, except insofar as may be appropriate for changes required by applicable law or GAAP;

      (k) revaluations by Earlychildhood or its Subsidiaries of any of their respective assets having an Earlychildhood Material Adverse Effect;

      (l) agreement, whether oral or written, by Earlychildhood or any of its Subsidiaries, with respect to or to do any of the foregoing; or

      (m) other action or event that would have required the consent of SmarterKids pursuant to Section 5.1 of this Agreement had such action or event occurred after the date of this Agreement, and that, individually or in the aggregate, has had, or is reasonably likely to have, an Earlychildhood Material Adverse Effect.

      Section 3.8    Taxes.

      (a) For the purposes of this Agreement, a "Tax" or, collectively, "Taxes," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts. For purposes of this Agreement, "Taxes" also includes any obligations under any agreements or arrangements with any other person or any provision of law with respect to Taxes of such other person (including pursuant to Treas. Reg. (S) 1.1502-6 or comparable provisions of state, local or foreign tax law) and including any liability for Taxes of any predecessor entity.

      (b) Except as set forth on the Earlychildhood Disclosure Schedule, Earlychildhood and each of its Subsidiaries have (i) timely filed all federal, state, local and foreign Tax returns and reports required to be filed by them prior to the date of this Agreement (taking into account all applicable extensions) and such Tax returns are accurate and complete in all material respects, (ii) timely paid or accrued all Taxes owed (whether or not shown on any Tax return), and (iii) paid all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings). None of the Tax returns filed or Taxes payable by either Earlychildhood or any of its Subsidiaries (or, to the knowledge of Earlychildhood, by the holders of the LLC Interests as they relate to the items of income, deductions, etc. of Earlychildhood) have been the subject of an audit, action, suit, proceeding, claim, examination, deficiency or assessment by the Internal Revenue Service (the "IRS") or any other governmental authority, and no such audit, action, suit, proceeding, claim, examination, deficiency or assessment is currently pending or, to the knowledge of Earlychildhood or any of its Subsidiaries, contemplated or threatened. The unpaid Taxes of Earlychildhood and each of its Subsidiaries (whether or not yet payable) attributable to any period (or portion thereof) ending on or before the Closing Date did not, as of September 30, 2000, exceed the reserve for actual Taxes (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) as shown on the Earlychildhood Balance Sheet, and will not exceed such reserve as adjusted for the passage of time through the Closing Date in accordance with the reasonable past custom and practice of Earlychildhood and its Subsidiaries in filing their Tax returns. Earlychildhood and each of its Subsidiaries will not incur any liability for Taxes from September 30, 2000 through the Closing Date other than in the ordinary course of business and consistent with reasonable past practice, and will not incur any Tax liability in connection with the transactions contemplated by this Agreement. Except as set forth on the Earlychildhood Disclosure Schedule, neither Earlychildhood nor any of its Subsidiaries has agreed to make any adjustment under Section 481(a) of the Code (or any corresponding provision of state, local or foreign Tax law) by reason of a change in accounting method or otherwise, and neither Earlychildhood nor any of its Subsidiaries will be required to make any such adjustment as a result of the transactions contemplated by this Agreement. Earlychildhood and each of its Subsidiaries have timely withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such timely payment) all Taxes required by law to be withheld or collected. None of the Subsidiaries of Earlychildhood which is a corporation has made an election under Section 341(f) of the Code. There are no liens for Taxes upon the assets of Earlychildhood or any of its Subsidiaries (other than liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings). No extension of a statute of limitations relating to any Taxes is in effect with respect to Earlychildhood and its Subsidiaries.

      (c) Earlychildhood and any non-corporate Subsidiaries of Earlychildhood have at all times during their existence been properly treated as a partnership or a disregarded entity for U.S. federal, state and local income tax purposes. No Subsidiary of Earlychildhood which is a corporation has been a member of an affiliated group of corporations filing a consolidated federal income tax return (or a group of corporations filing a consolidated, combined or unitary income tax return under comparable provisions of state, local or foreign tax law) for any taxable period. Neither Earlychildhood nor any of its Subsidiaries has been or is a party to or member of any joint venture, partnership, limited liability company, or other arrangement or contract which could be treated as a partnership for federal income tax purposes. None of the LLC Interests nor any assets transferred from Earlychildhood to Holdings, whether an actual transfer or a deemed transfer of assets, pursuant to the Contribution is a U.S. real property interest (as that term is defined in Section 897(c)(1) of the Code).

      (d) Neither Earlychildhood nor any of its Subsidiaries has any obligation under any agreement or arrangement with any other person or any provision of law with respect to Taxes of such other person (including pursuant to Treas. Reg. (S) 1.1502-6 or comparable provisions of state, local or foreign tax law) and including any liability for Taxes of any predecessor entity.

      Section 3.9    Properties.

      (a) The Earlychildhood Disclosure Schedule sets forth a list of (i) all material leases to which Earlychildhood or any of its Subsidiaries is a party as a lessee as of the date hereof (the "Earlychildhood Lease Agreements"), setting forth in the case of any such lease covering real property, the location of such real property, and (ii) all material real properties owned by Earlychildhood or any of its Subsidiaries as of the date hereof (the "Earlychildhood Owned Real Property"). To the knowledge of Earlychildhood, each of Earlychildhood and its Subsidiaries has good and marketable titled to the Earlychildhood Owned Real Property and a valid and binding leasehold interest in each of the properties that is the subject of an Earlychildhood Lease Agreement, free and clear of all Encumbrances, except for (i) any Encumbrances reflected in the Earlychildhood Financial Information and the Earlychildhood Disclosure Schedule; (ii) any Encumbrances which, individually or in the aggregate, are not reasonably likely to have an Earlychildhood Material Adverse Effect; (iii) zoning laws and other land use restrictions that do not impair the present or anticipated use or occupancy of the property subject thereto, (iv) any Encumbrances for taxes, assessments and other governmental charges not yet due and payable or due but not delinquent or due and being contested in good faith; (v) any mechanics' workmen's, repairmen's, warehousemen's, carrier's or other similar liens and encumbrances arising in the ordinary course of business consistent with past practice or being contested in good faith and (vi) any Encumbrances which are matters of public record or are shown by a current title report and reflected on the Earlychildhood Disclosure Schedule (clauses (i) through (vi) above collectively referred to herein as "Earlychildhood Permitted Encumbrances").

      (b) None of Earlychildhood and its Subsidiaries is in default under any of the Earlychildhood Lease Agreements, except for such defaults which have not had and are not reasonably likely to have an Earlychildhood Material Adverse Effect.

      Section 3.10   Intellectual Property.

      (a) Each of Earlychildhood and its Subsidiaries owns free and clear of all Encumbrances or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications for such patents, trademarks, trade names, service marks, copyrights, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of each of Earlychildhood and its Subsidiaries as currently conducted (the "Earlychildhood Intellectual Property"), subject to such exceptions that would not be reasonably likely to have an Earlychildhood Material Adverse Effect. The Earlychildhood Disclosure Schedule contains a list of all of the following that are material within the Earlychildhood Intellectual Property: (i) patents and patent applications; (ii) trademarks, trade names and service marks and registrations thereof and applications therefor; and (iii) registered copyrights and applications therefor. The Earlychildhood Disclosure Schedule identifies the owner of each item listed thereon and, in the case of registrations and applications, the application or registration number and date.

      (b) To the knowledge of Earlychildhood, Earlychildhood or a Subsidiary thereof is the sole and exclusive owner or a licensee of all of the material Earlychildhood Intellectual Property. All of the material Earlychildhood Intellectual Property will be owned or available for use by Earlychildhood or its Subsidiaries on terms and conditions immediately following the Effective Time identical to the terms and conditions pertaining to Earlychildhood or a Subsidiary thereof immediately prior to the Effective Time. Earlychildhood or a Subsidiary thereof has taken reasonable measures to protect the proprietary nature of the Earlychildhood Intellectual Property and to maintain in confidence the trade secrets and confidential information that they own or use. No other person has any rights to any material item of the Earlychildhood Intellectual Property or has any rights to any of the material Earlychildhood Intellectual Property, except that the items of the Earlychildhood Intellectual Property identified on the Earlychildhood Disclosure Schedule as licensed to Earlychildhood or a Subsidiary thereof are owned by the respective owners identified on the Earlychildhood Disclosure Schedule, and, to the knowledge of Earlychildhood, no person is infringing, violating or misappropriating any of the material Earlychildhood Intellectual Property.

      (c) To the knowledge of Earlychildhood, none of the activities or business presently conducted by Earlychildhood or any of its Subsidiaries infringes or violates, or constitutes a misappropriation of, any intellectual property of any other person, and, if without the knowledge of Earlychildhood, such activities or business presently conducted by Earlychildhood or any of its Subsidiaries does infringe, violate or constitute a misappropriation of any intellectual property of any other person, no such infringement, violation or misappropriation, individually or in the aggregate, is reasonably likely to have an Earlychildhood Material Adverse Effect. None of Earlychildhood, any Subsidiary or any Affiliate of Earlychildhood has received any complaint, claim or notice alleging any such infringement, violation or misappropriation.

      (d)   With respect to each item of the Earlychildhood Intellectual
Property:

                     (i) Earlychildhood or a Subsidiary thereof possesses all right, title and interest in and to such item, except for any Earlychildhood Third Party Rights (as defined below);

                     (ii) such item is not subject to any outstanding judgment, order, decree, stipulation or injunction; and

                     (iii) neither Earlychildhood nor any of its Subsidiaries has agreed, except in the ordinary course of business consistent with past practice or in conjunction with product or service sales or licenses, to indemnify any person for or against any infringement, misappropriation or other conflict with respect to such item.

      (e) The Earlychildhood Disclosure Schedule identifies each item of the intellectual property used by Earlychildhood or any Subsidiary that is owned by a party other than Earlychildhood ("Earlychildhood Third Party Rights"), and all licenses or other agreements pursuant to which Earlychildhood or any Subsidiary uses such items are listed on the Earlychildhood Disclosure Schedule. With respect to each such item:

                     (i) the license or other agreement covering any such material item is valid, binding, enforceable and in full force and effect with respect to Earlychildhood or a Subsidiary thereof and, to the knowledge of Earlychildhood, with respect to every other party thereto;

                     (ii) each such license or other agreement, including licenses to all third-party software listed in the Earlychildhood Disclosure Schedule other than generally commercially available software, to which Earlychildhood or a Subsidiary thereof is a party, is assignable by Earlychildhood or such Subsidiary without the consent or approval of, or any payment to, any party except as set forth on the Earlychildhood Disclosure Schedule, and, except as set forth on the Earlychildhood Disclosure Schedule, all such licenses and other agreements will continue to be valid, binding, enforceable and in full force and effect immediately following the Effective Time in accordance with the terms thereof as in effect immediately prior to the Effective Time, and the consummation of the transactions will not conflict with, result in a violation or breach of or constitute a default under (with notice or lapse of time or both) any such license or other agreement; and

                     (iii) neither Earlychildhood, any Subsidiary thereof nor, to the knowledge of Earlychildhood, any other party to any such license or other agreement, is in breach or default under any such license or other agreement and, to the knowledge of Earlychildhood, no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration thereunder.

      Section 3.11   Product Warranty and Liability.

      (a) No reserves have been provided for by Earlychildhood to cover potential claims under existing customer indemnification agreements.

      (b) Except as to claims, actions, proceedings or investigations which have been asserted but as to which no notice has been given to Earlychildhood or any of its Subsidiaries, and except as set forth on the Earlychildhood Disclosure Schedule, there are no product liability claims, actions, proceedings or investigations pending or, to the knowledge of Earlychildhood, threatened against Earlychildhood or any of its Subsidiaries or their respective assets, or, to the knowledge of Earlychildhood, any state of facts existing which could give rise to any such product liability claim, action, proceeding or investigation.

      (c) To the knowledge of Earlychildhood, no claims have been made that the products sold by Earlychildhood or any of its Subsidiaries are not effective for the uses such products purport to serve. To the knowledge of Earlychildhood, neither Earlychildhood nor any of its Subsidiary has received any written notice that any product manufactured or distributed by Earlychildhood or any of its Subsidiaries has not been manufactured in accordance with "current Good Manufacturing Practices" (as such term is commonly understood within Earlychildhood's industry) or has not been properly labeled for its approved use.

      Section 3.12   Material Contracts.

      (a) The Earlychildhood Disclosure Schedule sets forth a complete and accurate list, and Earlychildhood has made available to SmarterKids, true and complete copies of:

                     (i) each contract that provides for annual payments to or by Earlychildhood or any of its Subsidiaries in excess of $150,000;

                     (ii) each contract of Earlychildhood or any of its Subsidiaries that was not entered into in the ordinary course of business;

                     (iii) any contract under which Earlychildhood or any of its Subsidiaries has or may, except by way of endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past practice, become absolutely or contingently or otherwise liable for (x) the performance under any contract of any other person, firm or corporation or (y) the whole or any part of the indebtedness or liabilities of any other person, firm or corporation, in all cases, individually in excess of $1,000,000 and in the aggregate in excess of $5,000,000;

                     (iv) all employment agreements, consulting agreements, contracts or commitments with any employee or member of Earlychildhood's Management Committee, other than those which are terminable by Earlychildhood or any of its Subsidiaries on not more than thirty days notice without liability or financial obligation, and within each such category of agreements, contracts or commitments, which are individually in excess of $150,000;

                     (v) any agreements or plans, including, without limitation, any stock option, stock or equity appreciation right or stock or equity purchase plans or agreements, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                     (vi) any contract with any Member, managing member or member of the Management Committee of Earlychildhood, other than in such person's capacity as a Member, managing member or member of the Management Committee, or any contract with any entity in which, to the knowledge of Earlychildhood, any Member, managing member or member of the Management Committee or any family member of any such person has a material economic interest;

                     (vii) any contract that limits or restricts in any material respect where Earlychildhood or any of its Subsidiaries may conduct its or their business or the type or line of business that Earlychildhood or any of its Subsidiaries may engage in;

                     (viii) any powers of attorney outstanding (other than those issued in the ordinary course of business with respect to Tax matters), or material obligations or liabilities (absolute or contingent) as guarantor, surety, cosigner, endorser, co-maker, indemnitor, or otherwise respecting the obligations or liabilities of any person.

                     (ix) any material contract containing any agreement with respect to any change of control; and

                     (x) each material amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

      (b) Neither Earlychildhood nor any of its Subsidiaries have breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of any material agreement, contract or commitment set forth or required to be set forth in Section 3.12 of the Earlychildhood Disclosure Schedule ("Earlychildhood Material Contracts") in such a manner as, individually or in the aggregate, is reasonably likely to have an Earlychildhood Material Adverse Effect. Except as set forth in the Earlychildhood Disclosure Schedule, each Earlychildhood Material Contract that has not expired by its terms is in full force and effect, except for those contracts, the ineffectiveness of which would not reasonably be likely to have an Earlychildhood Material Adverse Effect and, if all of the consents, approvals, authorizations, filings, notifications and other actions listed with respect to such contract in the Earlychildhood Disclosure Schedule are obtained, taken or made, as applicable, such contract will continue, after the Effective Time, to be in full force and effect on identical terms.

      (c) To the knowledge of Earlychildhood or its Subsidiaries, none of the parties to any Earlychildhood Material Contract have terminated, or notified Earlychildhood or any of its Subsidiaries in writing of its intent to materially reduce or terminate its business relationship with Earlychildhood or any of its Subsidiaries in the future.

      (d) Neither of Earlychildhood nor any of its Subsidiaries have received written notice from any customer, or group of customers, that are under common ownership or control, and that accounted for a material percentage of the aggregate products and services furnished by Earlychildhood or any of its Subsidiaries since January 1, 1999 that such customer or group of customers has stopped or intends to stop purchasing Earlychildhood's or any of its Subsidiaries' products or services, nor has Earlychildhood or any of its Subsidiaries lost any supplier, or group of suppliers that are under common ownership or control, that accounted for a material percentage of the aggregate supplies purchased by Earlychildhood or any of its Subsidiaries since January 1, 1999.

      (e) As of the Effective Time, Earlychildhood will have terminated the Executive Management Agreement, dated as of May 5, 1999 by and between Earlychildhood and William E. Simon and Sons, L.L.C., a Delaware limited liability company (the "Executive Management Agreement"), and, from and after the Effective Time, there will be no further obligations or liabilities, including payment obligations, outstanding or due thereunder. The fees payable to William E. Simon and Sons, L.L.C. between the date hereof and the Effective Time pursuant to the Executive Management Agreement shall not exceed $25,000 per month.

      Section 3.13 Litigation. Except as disclosed in the Earlychildhood Financial Information or in the Earlychildhood Disclosure Schedule, there is no
(i) action, suit or proceeding, claim, arbitration or investigation against Earlychildhood or any of its Subsidiaries pending or, to the knowledge of Earlychildhood, threatened, against Earlychildhood or any of its Subsidiaries or
(ii) outstanding order, judgment, writ, injunction or decree of any court, governmental agency or arbitration tribunal in a proceeding to which Earlychildhood or any of its Subsidiaries is a party, except, in the case of each of clauses (i) and (ii) above, those that, individually or in the aggregate, are not reasonably likely to have an Earlychildhood Material Adverse Effect or a material adverse effect on the ability of Earlychildhood to consummate the transactions contemplated by this Agreement.

      Section 3.14 Environmental Matters. (a) To the knowledge of Earlychildhood, except as disclosed on the Earlychildhood Disclosure Schedule and except, with or without the knowledge of Earlychildhood, for such matters that, individually or in the aggregate, are not reasonably likely to have an Earlychildhood Material Adverse Effect: (i) Earlychildhood and its Subsidiaries are in material compliance with all applicable Environmental Laws (as defined in Section 3.14(b)); (ii) the properties currently owned or operated by Earlychildhood and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances (as defined in Section 3.14(c)); (iii) the properties formerly owned or operated by Earlychildhood or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by Earlychildhood or any of its Subsidiaries; (iv) neither Earlychildhood nor its Subsidiaries are subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither Earlychildhood nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance; (vi) neither Earlychildhood nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that Earlychildhood or any of its Subsidiaries may be in violation of or liable under any Environmental Law; and (vii) neither Earlychildhood nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

      (b) As used in this Agreement, the term "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

      (c) As used in this Agreement, the term "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

      Section 3.15   Employee Benefit Plans.

      (a) The Earlychildhood Disclosure Schedule sets forth all employee benefit plans ("Employee Benefit Plans"), as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other material employee benefit arrangements that are not Employee Benefit Plans, including, but not limited to any employment or consulting agreement, any arrangement providing insurance benefits, any incentive bonus or deferred bonus arrangement, any arrangement providing termination allowance, severance or similar benefits, any equity compensation plan, any deferred compensation plan, and any compensation policy or practice (collectively "Benefit Arrangements"), which are maintained, contributed to or required to be contributed to by Earlychildhood or any of its Subsidiaries ("Earlychildhood Employee Plans").

      (b) A true and complete copy of each written Earlychildhood Employee Plan, including, if applicable, each amendment thereto and any trust agreement, insurance contract, collective bargaining agreement, or other funding or investment arrangements for the benefits under such Earlychildhood Employee Plan, has been made available to SmarterKids. In addition, with respect to each such Earlychildhood Employee Plan to the extent applicable, Earlychildhood has made available to SmarterKids the most recently filed Federal Forms 5500, the most recent summary plan description (including any summaries of material modifications), the most recent IRS determination letter, if applicable, the most recent actuarial report or valuation, if applicable, and all material employee communications with respect to each such Earlychildhood Employee Plan.

      (c)   Except as set forth on the Earlychildhood Disclosure Schedule:

                     (i) neither Earlychildhood nor any entity that, together with Earlychildhood is required to be treated as a single employer under Section 414 of the Code ("Earlychildhood ERISA Affiliate"), sponsors or has previously sponsored, maintained, contributed to or incurred an obligation to contribute to any Employee Benefit Plan regulated under Title IV of ERISA, including any "multiemployer plan," as defined in Sections 3(37) and 4001(a)(3) of ERISA and neither Earlychildhood nor any Earlychildhood ERISA Affiliate has incurred nor reasonably expects to incur any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA. Neither Earlychildhood nor any ERISA Affiliate participates in or has employees covered by an Employee Plan sponsored by a professional employer organization or similar entity;

                     (ii) neither Earlychildhood nor any of its Subsidiaries sponsors or has previously sponsored, maintained, contributed to or incurred an obligation to contribute to any Employee Benefit Plan that provides or will provide benefits described in Section 3(1) of

ERISA to any former employee or retiree of Earlychildhood or any of its Subsidiaries, except as required under Part 6 of Title I of ERISA and Section 4980B of the Code or applicable state law;

                     (iii) all Earlychildhood Employee Plans and Benefit Arrangements have been maintained and operated, and currently are, in compliance in all material respects with their terms, the requirements prescribed by any and all applicable laws (including ERISA and the Code), orders, or governmental rules and regulations in effect with respect thereto, and Earlychildhood and its Subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or in violation of, and have no knowledge of any default or violation by any other party to, any of the Earlychildhood Employee Plans;

                     (iv) each Earlychildhood Employee Plan that is intended to qualify under Section 401(a) of the Code and each trust established pursuant to each such Earlychildhood Employee Plan that is intended to qualify under Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, a copy of which has been made available to SmarterKids, and, to Earlychildhood's knowledge, nothing has occurred which may reasonably be expected to impair such determination or otherwise adversely affect the tax-qualified status of such Earlychildhood Employee Plan;

                     (v) Earlychildhood and its Subsidiaries have made full and timely payment of all amounts required to be contributed under the terms of each Earlychildhood Employee Plan and applicable law or required to be paid as expenses under such Earlychildhood Employee Plan and there has been no amendment to, written interpretation of or announcement (whether or not written) by Earlychildhood or any Earlychildhood ERISA Affiliates relating to, or change in employee participation or coverage under, any Employee Benefit Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Benefit Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended prior to the date hereof; and

                     (vi) other than claims for benefits in the ordinary course, there is no claim, suit, action, dispute, arbitration or legal, administrative or other proceeding or governmental investigation or audit pending, or, to the knowledge of Earlychildhood, threatened, alleging any breach of the terms of any Earlychildhood Employee Plan or of any fiduciary duty thereunder or violation of any applicable law with respect to any such Earlychildhood Employee Plan.

      (d) With respect to the Earlychildhood Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of Earlychildhood, there exists no condition or set of circumstances in connection with which Earlychildhood could be subject to any liability that is reasonably likely to have an Earlychildhood Material Adverse Effect under ERISA, the Code or any other applicable law.

      (e) Earlychildhood is not a party to any written or oral contract, agreement, plan or arrangement pursuant to which Earlychildhood has any obligation to "gross up," indemnify or otherwise compensate or hold harmless any person with respect to any portion of any excise tax (or interest or penalties with respect thereto) which such person may become subject to under

Section 4999 of the Code or any similar state tax law, and there is no contract, agreement, plan or arrangement covering any person that, individually or collectively, would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

      (f) Except as set forth on the Earlychildhood Disclosure Schedule, and except as provided for in this Agreement, neither Earlychildhood nor any of its Subsidiaries is a party to any oral or written (i) agreement with any officer or other key employee of Earlychildhood or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Earlychildhood of the nature contemplated by this Agreement, (ii) agreement with any officer of Earlychildhood providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof and for the payment of compensation in excess of $100,000 per annum, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. None of the execution and delivery of this Agreement or any of the Transaction Documents or the consummation of the transactions contemplated hereunder or thereunder will trigger any "change of control" or similar provisions resulting in the acceleration of benefits or compensation with respect to any agreements with any officer or other key employee of Earlychildhood or any of its Subsidiaries except for such applicable agreements as set forth on the Earlychildhood Disclosure Schedule (the "Earlychildhood Change of Control Agreements").

      Section 3.16   Compliance With Laws.

      (a) Neither Earlychildhood nor any of its Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any Governmental Entity, or any judgment, decree or order of any court, applicable to it, its business or operations or by which it, its business or operations are bound, except for any such violations or failures to comply that, individually or in the aggregate have not had and are not reasonably likely to have an Earlychildhood Material Adverse Effect;

      (b) No investigation or review by any Governmental Entity is pending or, to the knowledge of Earlychildhood, has been threatened against Earlychildhood or any of its Subsidiaries, nor, to the knowledge of Earlychildhood, has any Governmental Entity indicated by written notice or otherwise, an intention to conduct an investigation of Earlychildhood or any of its Subsidiaries; and

      (c) There is no agreement, judgment, injunction, order or decree binding upon Earlychildhood or any of its Subsidiaries which has had or is reasonably likely to have the effect of prohibiting or materially impairing the conduct of Earlychildhood's business as currently conducted or the transactions contemplated by this Agreement.

      Section 3.17   Tax Matters.

      (a) To the knowledge of Earlychildhood, none of Earlychildhood, any of its Subsidiaries or other Affiliates (as defined in Section 5.13) and any holders of LLC Interests have taken or agreed to take any action (or failed to take or agreed not to take any action) which such action or inaction, as the case may be, would prevent (i) the Contribution from constituting a transaction qualifying as a transfer of property to Holdings by the holders of LLC Interests under Section 351 of the Code or (ii) the SmarterKids Merger as qualifying as a reorganization described in Section 368(a) of the Code.

      (b) To the knowledge of Earlychildhood, the holders of LLC Interests have no present plan, intention or arrangement to sell or otherwise dispose of any of the Holdings Common Stock received in the Contribution that would cause the Contribution and the SmarterKids Merger to fail to qualify as transfers under Section 351 of the Code.

      Section 3.18 Registration Statement; Proxy Statement/Prospectus. The information to be supplied by Earlychildhood or its Subsidiaries or about Earlychildhood or its Subsidiaries by Earlychildhood's agents for inclusion in the registration statement on Form S-4 pursuant to which shares of Holdings Common Stock issued in the Transactions will be registered under the Securities Act (the "Registration Statement"), shall not at the time the Registration Statement is declared effective by the Securities and Exchange Commission (the "SEC") contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied by Earlychildhood or its Subsidiaries for inclusion in the proxy statement/prospectus to be sent to the stockholders of SmarterKids in connection with the meeting of SmarterKids' stockholders (the "SmarterKids Stockholders' Meeting'") to consider this Agreement and the SmarterKids Merger (the "Proxy Statement/Prospectus") shall not, on the date the Proxy Statement/Prospectus is first mailed to the stockholders of SmarterKids, at the time of the SmarterKids Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, omit to state any material fact necessary in order to make the statements made in the Proxy Statement/Prospectus not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the SmarterKids Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Earlychildhood or any of its Affiliates, should be discovered by Earlychildhood which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Earlychildhood shall promptly inform SmarterKids.

      Section 3.19 Labor Matters. Neither Earlychildhood nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is Earlychildhood or any of its Subsidiaries the subject of any material proceeding asserting that Earlychildhood or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of Earlychildhood, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving Earlychildhood or any of its Subsidiaries.

      Section 3.20 Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Earlychildhood or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Earlychildhood and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have an Earlychildhood Material Adverse Effect. All premiums and other payments due from Earlychildhood or any Subsidiary with respect to any such contracts of insurance or indemnity have been paid. Neither Earlychildhood nor any of its Subsidiaries have received written notice of any threatened termination of, or premium increase with respect to, any of such policies or bonds.

      Section 3.21 No Existing Discussions. As of the date hereof, other than the Transactions, neither Earlychildhood nor any of its Affiliates is engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to any Earlychildhood Acquisition Proposal (as defined in Section 5.4).

      Section 3.22 Consent. The Contribution has been approved by the unanimous consent of all holders of LLC Interests and such holders have taken all actions necessary under the California Limited Liability Company Act required for the approval of the Transactions. No separate approval by the holders of any class or series of LLC Interests or other equity interests in Earlychildhood is necessary to approve this Agreement, the Contribution, the Transaction Documents to which Earlychildhood is a party or any of the other transactions contemplated hereby.

      Section 3.23 Management Committee Approval. The Management Committee of Earlychildhood has taken all actions necessary under the California Limited Liability Company Act required for the approval of the Transactions and no other approval under any California anti-takeover statute or regulation applicable to Earlychildhood is required in connection with the consummation of the Transactions. No "fair price," "moratorium," "control share acquisitions" or other similar anti-takeover statute or regulation is applicable to Earlychildhood or (by reason of Earlychildhood's participation therein) this Agreement, the Contribution or the Transactions.

                                  ARTICLE IV.
                 REPRESENTATIONS AND WARRANTIES OF SMARTERKIDS

      SmarterKids represents and warrants to Earlychildhood that the statements contained in this Article IV are true and correct, except as set forth herein and in the disclosure schedules delivered by SmarterKids to Earlychildhood on or before the date of this Agreement (the "SmarterKids Disclosure Schedule"). The SmarterKids Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV and the disclosure in any paragraph shall qualify other paragraphs in this Article IV only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other paragraphs.

      Section 4.1 Organization of SmarterKids. SmarterKids is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a SmarterKids Material Adverse Effect (as defined below). SmarterKids does not have, and, since the date of its incorporation, has not had any Subsidiaries. Except as set forth on the SmarterKids Disclosure Schedule or in the SmarterKids SEC Reports (as defined in Section 4.4) filed prior to the date hereof, SmarterKids does not directly or indirectly own any equity or similar interest in, or any interest that is mandatorily convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity. A true, correct and complete copy of the Certificate of Incorporation and other similar organizational documents of SmarterKids has been delivered to Earlychildhood. For purposes of this Agreement "SmarterKids Material Adverse Effect" shall mean a material adverse effect on the business, assets, properties, financial condition or results of operations of SmarterKids, provided, that a decrease or successive decreases in the market price of the SmarterKids Common Stock prior to the Effective Time shall not, in and of itself, constitute a SmarterKids Material Adverse Effect (it being understood that any decrease or successive decreases in market price may be indicative of other factors which, in and of themselves (without giving effect to such decrease(s) in market price), would and, to the extent applicable, shall constitute a SmarterKids Material Adverse Effect).

      Section 4.2    SmarterKids Capital Structure.

      (a) The authorized capital stock of SmarterKids consists of 90,000,000 shares of SmarterKids Common Stock and 10,000,000 shares of Preferred Stock, $.01 par value ("SmarterKids Preferred Stock"). As of the date hereof, (i) 20,651,115 shares of SmarterKids Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of SmarterKids Common Stock were held in the treasury of SmarterKids and (iii) no shares of SmarterKids Preferred Stock were issued and outstanding. The SmarterKids Disclosure Schedule shows the number of shares of SmarterKids Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of the date hereof, the plans under which such options were granted and award agreements pursuant to which "non-plan" options were granted (collectively, the "SmarterKids Stock Plans"), and the entities or persons to whom such options were granted. As of the date hereof, warrants to purchase an aggregate of 217,292 shares of SmarterKids Common Stock were issued and outstanding the ("SmarterKids Warrants"). The SmarterKids Disclosure Schedule sets forth the SmarterKids agreements under which the SmarterKids Warrants were issued and to whom such warrants were granted. Except as set forth on the SmarterKids Disclosure Schedule, there are no obligations, contingent or otherwise, of SmarterKids to repurchase, redeem or otherwise acquire any shares of SmarterKids Common Stock or make any material investment (in the form of a loan, capital contribution or otherwise) in any other entity. A maximum of 400,000 shares of SmarterKids Common Stock is authorized for issuance under the SmarterKids Employee Stock

Purchase Plan, of which 40,666 shares have been purchased pursuant thereto as of the date hereof.

      (b) Except as set forth in this Section 4.2 or as reserved for future grants of options under the SmarterKids Stock Plans or as disclosed on the SmarterKids Disclosure Schedule, (i) there are no equity securities of any class of SmarterKids, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding; (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which SmarterKids is a party or by which it is bound obligating SmarterKids to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of SmarterKids or obligating SmarterKids to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and (iii) to the knowledge of SmarterKids, there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of SmarterKids.

      Section 4.3    Authority; No Conflict; Required Filings and Consents.

      (a) SmarterKids has all requisite corporate power and authority to enter into this Agreement and each of the Transaction Documents to which it is a party and to consummate the Transactions contemplated by this Agreement and each of the Transaction Documents to which it is a party. The execution and delivery of this Agreement and each of the Transactions Documents to which it is a party and the consummation of the transactions contemplated by this Agreement and each of the Transaction Documents to which it is a party by SmarterKids have been duly authorized by all necessary corporate action on the part of SmarterKids, subject only to the approval and adoption of this Agreement by SmarterKids' stockholders under the DGCL. The stockholders of SmarterKids identified on the SmarterKids Disclosure Schedule have each executed and delivered the Stockholder Support Agreement in the form of Exhibit A attached hereto and assuming the due authorization and execution of the Stockholder Support Agreement by each such stockholder, the Stockholder Support Agreement constitutes a valid and binding obligation of such stockholders, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception. This Agreement and each of the Transaction Documents to which SmarterKids is a party have been duly executed and delivered by SmarterKids and constitute the valid and binding obligations of SmarterKids, enforceable in accordance with their terms, subject to the Bankruptcy and Equity Exception.

      (b) Except as set forth on the SmarterKids Disclosure Schedule, the execution and delivery of this Agreement and each of the Transaction Documents to which it is a party by SmarterKids does not, and the consummation of the Transactions contemplated by this Agreement and each of the Transaction Documents to which it is a party will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of SmarterKids (the "SmarterKids Organizational Documents"), (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which SmarterKids is a party or by which it or any of its properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to SmarterKids or any of its properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which are not, individually or in the aggregate, reasonably likely to have a SmarterKids Material Adverse Effect. The execution and delivery of the Stockholder Support Agreement by the stockholders of SmarterKids party thereto does not conflict with, and will not result in any violation or breach of, any provision of SmarterKids Organizational Documents.

      (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to SmarterKids in connection with the execution and delivery of this Agreement and each of the Transaction Documents to which it is a party or the consummation of the Transactions contemplated hereby or thereby, except for (i) the filing of the pre-merger notification report under the HSR Act, if applicable, (ii) the filing of a Certificate of Merger with respect to the SmarterKids Merger with the Delaware Secretary of State, (iii) the filing of the Proxy Statement/Prospectus with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state or foreign securities laws, and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a SmarterKids Material Adverse Effect. SmarterKids is its own "ultimate parent entity" (as such term is used in the HSR Act and the Regulations thereunder) and is not a "$100 million Person" within the meaning of the HSR Act and the Regulations thereunder.

      Section 4.4    SEC Filings; Financial Statements.

      (a) SmarterKids has timely filed and made available to Earlychildhood all forms, reports and documents filed or required to be filed by SmarterKids with the SEC since the date of its initial public offering (collectively, the "SmarterKids SEC Reports"). The SmarterKids SEC Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such SmarterKids SEC Reports or necessary in order to make the statements in such SmarterKids SEC Reports, in the light of the circumstances under which they were made, not misleading.

      (b) SmarterKids will deliver to Earlychildhood as soon as they become available true and complete copies of any report or statement mailed by SmarterKids to its security holders generally or filed by it with the SEC, in each case subsequent to the date hereof and prior to the Effective Time. As of their respective dates, such reports and statements (excluding any information therein provided by Earlychildhood, as to which SmarterKids makes no representation) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of law. The audited financial statements and unaudited interim financial statements of SmarterKids to be included or incorporated by reference in such reports and statements will be prepared in accordance with GAAP and regulations of the SEC applicable to public companies and will fairly present the financial position of SmarterKids as of the dates thereof and the results of operations and consolidated cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they may not include footnotes or may be condensed or summary statements).

      (c) Each of the financial statements (including, in each case, any related notes) contained in the SmarterKids SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP and regulations of the SEC applicable to public companies applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, in conformity with the requirements of Form 10-Q under the Exchange Act) and fairly presented in all material respects the financial position of SmarterKids as of the respective dates and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The unaudited balance sheet of SmarterKids as of September 30, 2000 is referred to herein as the "SmarterKids Balance Sheet." No financial statements of any other entity are required to be included in the financial statements of SmarterKids under GAAP.

      Section 4.5 No Undisclosed Liabilities. Except as disclosed in the SmarterKids SEC Reports filed prior to the date hereof or on the SmarterKids Disclosure Schedule, and except for normal or recurring liabilities incurred since the date of the SmarterKids Balance Sheet in the ordinary course of business consistent with past practices, SmarterKids does not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, which individually or in the aggregate, are reasonably likely to have a SmarterKids Material Adverse Effect.

      Section 4.6 Absence of Certain Changes or Events. Except as expressly contemplated by this Agreement and the Transaction Documents or as disclosed in the SmarterKids SEC Reports filed prior to the date hereof or as set forth on the SmarterKids Disclosure Schedule, since the date of the SmarterKids Balance Sheet, SmarterKids has conducted its businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has been no material adverse change in the financial condition, results of operations, business, assets or properties of SmarterKids (a "SmarterKids Material Adverse Change") or any development or combination of developments of which the management of SmarterKids is aware that, individually or in the aggregate, has had, or is reasonably likely to have, a SmarterKids Material Adverse Effect, and since such date, there has not been any:

      (a) issuances of any capital stock, other than pursuant to the SmarterKids Stock Plans through the date hereof, or purchases, redemptions or other acquisitions, or agreements to purchase, redeem or otherwise acquire, any shares of capital stock of SmarterKids, or issuances or purchases of any options, warrants or other equity securities, debt securities or evidence of indebtedness of SmarterKids, or declarations or payments of any dividends or any distributions (whether in cash, stock or property or any combination thereof) in respect of SmarterKids' capital stock;

      (b)   amendment to the organizational documents of SmarterKids;

      (c) payment by SmarterKids of any bonuses, salaries or other compensation to any director or executive officer (except for payments of salary, bonuses and other compensation payable for employment services rendered in the ordinary course of business (in which case there has been no increase in such payments)) or entry into any employment, severance or similar contract with any such person;

       (d) adoption of any Employee Benefit Plan or Benefit Arrangement for or with any employees of SmarterKids or any SmarterKids ERISA Affiliate or any increase in the payment to or benefits under any SmarterKids Plan or other benefit obligations for or with any employees of SmarterKids or any SmarterKids ERISA Affiliate or change in any actuarial or other assumption used to calculate funding obligations with respect to any SmarterKids Employee Benefit Plan or Benefit Arrangements, or any change in the manner in which contributions to any SmarterKids Employee Benefit Plan or Benefit Arrangements are made or the basis on which such contributions are determined;

      (e) damage to or destruction or loss of any asset or property of SmarterKids, whether or not covered by insurance, that would have a SmarterKids Material Adverse Effect;

      (f) sale, lease or other disposition of any material asset or property of SmarterKids (other than sales of inventory in the ordinary course of business);

      (g) accrual of any expenses except for such accruals in the ordinary course of business;

      (h) cancellation or waiver of any claims or rights by SmarterKids that would have a SmarterKids Material Adverse Effect;

      (i) assumption, guarantee or endorsement or other agreement to become responsible for the obligations of any other individual, firm or corporation (other than intercompany obligations) or making of any loans or advances to, any employee of SmarterKids, other than in the ordinary course of business;

      (j) material change by SmarterKids in its accounting methods, principles or practices to which Earlychildhood has not previously consented in writing, except insofar as may be appropriate for changes required by applicable law or GAAP;

      (k) revaluation by SmarterKids of any of its assets having a SmarterKids Material Adverse Effect;

      (l) agreement, whether oral or written, by SmarterKids with respect to or to do any of the foregoing;

      (m) other action or event that would have required the consent of Earlychildhood pursuant to Section 5.1 of this Agreement had such action or event occurred after the date of this Agreement and that, individually or in the aggregate, has had or is reasonably likely to have a SmarterKids Material Adverse Effect.

      Section 4.7    Taxes.

      (a) SmarterKids has (i) timely filed all federal, state, local and foreign Tax returns and reports required to be filed by it prior to the date of this Agreement (taking into account all applicable extensions) and such Tax returns are accurate and complete in all material respects, (ii) timely paid or accrued all Taxes owed (whether or not shown on any Tax returns), and (iii) paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings). None of the Tax returns filed or Taxes payable by SmarterKids have been the subject of an audit, action, suit, proceeding, claim, examination, deficiency or assessment by the IRS or any other governmental authority, and no such audit, action, suit, proceeding, claim, examination, deficiency or assessment is currently pending or, to the knowledge of SmarterKids, contemplated or threatened. The unpaid Taxes of SmarterKids (whether or not yet payable) attributable to any period (or portion thereof) ending on or before the Closing Date did not, as of September 30, 2000, exceed the reserve for actual Taxes (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) as shown on the SmarterKids Balance Sheet, and will not exceed such reserve as adjusted for the passage of time through the Closing Date in accordance with the reasonable past custom and practice of SmarterKids in filing its Tax returns. SmarterKids will not incur any liability for Taxes from September 30, 2000 through the Closing Date other than in the ordinary course of business and consistent with reasonable past practice, and will not incur any Tax liability in connection with the transactions contemplated by this Agreement. SmarterKids has not agreed to make any adjustment under Section 481(a) of the Code (or any corresponding provision of state, local or foreign Tax law) by reason of a change in accounting method or otherwise, and SmarterKids will not be required to make any such adjustment as a result of the transactions contemplated by this Agreement. SmarterKids has timely withheld or collected and paid over to the appropriate governmental authorities (or is properly holding for such timely payment) all Taxes required by law to be withheld or collected. SmarterKids has not made an election under
Section 341(f) of the Code. There are no liens for Taxes upon the assets of SmarterKids (other than liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings). No extension of a statute of limitations relating to any Taxes is in effect with respect to SmarterKids.

      (b) SmarterKids has not been a member of an affiliated group of corporations filing a consolidated federal income tax return (or a group of corporations filing a consolidated, combined or unitary income tax return under comparable provisions of state, local or foreign tax law) for any taxable period, other than a group the common parent of which is or was SmarterKids. SmarterKids has not been and is not a party to or member of any joint venture, partnership, limited liability company, or other arrangement or contract which could be treated as a partnership for federal income tax purposes. SmarterKids is not, and has not been, a U.S. real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

      (c) SmarterKids has no obligation under any agreement or arrangement with any other person or any provision of law with respect to Taxes of such other person (including pursuant to Treas. Reg. (S) 1.1502-6 or comparable provisions of state, local or foreign tax law) and including any liability for Taxes of any predecessor entity.

      Section 4.8    Properties.

      (a) The SmarterKids Disclosure Schedule sets forth a list of all material leases to which SmarterKids is a party as a lessee as of the date hereof (the "SmarterKids Lease Agreements"), setting forth in the case of any such lease covering real property, the location of such real property. To the knowledge of SmarterKids, SmarterKids has a valid and binding leasehold interest in each of the properties that is the subject of a SmarterKids Lease Agreement free and clear of all Encumbrances except for (i) any Encumbrances reflected in the financial statements included in the SmarterKids SEC Reports and the SmarterKids Disclosure Schedule; (ii) any Encumbrances which, individually or in the aggregate, are not reasonably likely to have a SmarterKids Material Adverse Effect; (iii) zoning laws and other land use restrictions that do not impair the present or anticipated use or occupancy of the property subject thereto, (iv) any Encumbrances for taxes, assessments and other governmental charges not yet due and payable or due but not delinquent or due and being contested in good faith; (v) any mechanics' workmen's, repairmen's, warehousemen's, carrier's or other similar liens and encumbrances arising in the ordinary course of business consistent with past practice or being contested in good faith and (vi) any Encumbrances which are matters of public record or are shown by a current title report and reflected on the SmarterKids Disclosure Schedule (clauses (i) through (vi) above collectively referred to herein as "SmarterKids Permitted Encumbrances").

     (b) SmarterKids is not in default under any SmarterKids Lease Agreement except where the existence of such defaults, individually or in the aggregate, has not had and is not reasonably likely to have a SmarterKids Material Adverse Effect.

     (c)    SmarterKids does not own any real property.

     Section 4.9     Intellectual Property.

     (a) SmarterKids owns free and clear of all Encumbrances or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications for such patents, trademarks, trade names, service marks, copyrights, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of SmarterKids as currently conducted (the "SmarterKids Intellectual Property"), subject to such exceptions that would not be reasonably likely to have an SmarterKids Material Adverse Effect. The SmarterKids Disclosure Schedule contains a list of all of the following that are included in the material within the SmarterKids Intellectual Property: (i) patents and patent applications; (ii) trademarks, trade names and service marks and registrations thereof and applications therefor; and (iii) registered copyrights and applications therefor. The SmarterKids Disclosure Schedule identifies the owner of each item listed thereon and, in the case of registrations and applications, the application or registration number and date.

      (b) To the knowledge of SmarterKids, SmarterKids is the sole and exclusive owner or a licensee of all of the material SmarterKids Intellectual Property. All of the material SmarterKids Intellectual Property will be owned or available for use by SmarterKids on terms and conditions immediately following the Effective Time identical to the terms and conditions pertaining to SmarterKids immediately prior to the Effective Time. SmarterKids has taken reasonable measures to protect the proprietary nature of the SmarterKids Intellectual Property and to maintain in confidence the trade secrets and confidential information that they own or use. No other person has any rights to any material item of the SmarterKids Intellectual Property or has any rights to any of the material SmarterKids Intellectual Property, except that the items of the SmarterKids Intellectual Property identified on the SmarterKids Disclosure Schedule as licensed to SmarterKids are owned by the respective owners identified on the SmarterKids Disclosure Schedule, and, to the knowledge of SmarterKids, no person is infringing, violating or misappropriating any of the material SmarterKids Intellectual Property.

      (c) To the knowledge of SmarterKids, none of the activities or business presently conducted by SmarterKids infringes or violates, or constitutes a misappropriation of, any intellectual property of any other person, and, if without the knowledge of SmarterKids, such activities or business presently conducted by SmarterKids does infringe, violate or constitute a misappropriation of any intellectual property of any other person, no such infringement, violation or misappropriation, individually or in the aggregate, is reasonably likely to have a SmarterKids Material Adverse Effect. Neither SmarterKids nor any Affiliate of SmarterKids has received any complaint, claim or notice alleging any such infringement, violation or misappropriation.

      (d)   With respect to each item of the SmarterKids Intellectual Property:

                     (i) SmarterKids possesses all right, title and interest in and to such item, except for any SmarterKids Third Party Rights (as defined below;)

                     (ii) such item is not subject to any outstanding judgment, order, decree, stipulation or injunction; and

                     (iii) SmarterKids has not agreed, except in the ordinary course of business consistent with past practice or in conjunction with product or service sales or licenses, to indemnify any person for or against any infringement, misappropriation or other conflict with respect to such item.

      (e) The SmarterKids Disclosure Schedule identifies each item of the intellectual property used by SmarterKids that is owned by a party other than SmarterKids ("SmarterKids Third Party Rights"), and all licenses or other agreements pursuant to which SmarterKids uses such items are listed on the SmarterKids Disclosure Schedule. With respect to each such item:

                     (i) the license or other agreement covering any such material item is valid, binding, enforceable and in full force and effect with respect to SmarterKids and, to the knowledge of SmarterKids, with respect to every other party thereto;

                     (ii) each such license or other agreement, including licenses to all third-party software listed in the SmarterKids Disclosure Schedule other than generally commercially available software, to which SmarterKids is a party, is assignable by SmarterKids without the consent or approval of, or any payment to, any party except as set forth on the SmarterKids Disclosure Schedule, and, except as set forth on the SmarterKids Disclosure Schedule, all such licenses and other agreements will continue to be valid, binding, enforceable and in full force and effect immediately following the Effective Time in accordance with the terms thereof as in effect immediately prior to the Effective Time, and the consummation of the transactions will not conflict with, result in a violation or breach of or constitute a default under (with notice or lapse of time or both) any such license or other agreement; and

                     (iii) neither SmarterKids nor, to the knowledge of SmarterKids, any other party to any such license or other agreement, is in breach or default under any such license or other agreement and, to the knowledge of SmarterKids, no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration thereunder.

      (g) The systems and web architecture currently associated with SmarterKids' web site are capable of supporting revenue of $40 million on an annual basis at present performance standards and consistent with the seasonality of SmarterKids' business.

      Section 4.10   Product Warranties and Liability.

      (a) No reserves have been provided for by SmarterKids to cover potential claims under existing customer indemnification agreements.

      (b) Except as to claims, actions, proceedings or investigations which have been asserted but as to which no notice has been given to SmarterKids and except as set forth on SmarterKids Disclosure Schedule, there are no product liability claims, actions, proceedings or investigations pending or, to the knowledge of SmarterKids, threatened against SmarterKids or its assets or, to the knowledge of SmarterKids, any state of facts existing which could give rise to any such product liability claim, action, proceeding or investigation.

      (c) To the knowledge of SmarterKids, no claims have been made that the products sold by SmarterKids are not effective for the uses such products purport to serve. To its knowledge, SmarterKids has not received any written notice that any product manufactured by it has not been manufactured in accordance with "current Good Manufacturing Practices" (as such term is commonly understood within SmarterKids' industry) or has not been properly labeled for its approved use.

      Section 4.11   Agreements, Contracts and Commitments.

      (a) As of the date hereof, SmarterKids is not a party to any existing contract, obligation or commitment (including amendments, supplements or modifications thereof (whether orally or in writing)) of any type in any of the following categories except for contracts filed as exhibits to the SmarterKids SEC Reports or set forth in the SmarterKids Disclosure Schedule (true and complete copies of which contracts have been delivered to or made available to Earlychildhood):

                     (i) contracts that provide for annual payments to or by SmarterKids aggregating in excess of $150,000;

                     (ii) each contract of SmarterKids that was not entered into in the ordinary course of business;

                     (iii) contracts under which SmarterKids has or may, except by way of endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past practice, become absolutely or contingently or otherwise liable for (x) the performance under a contract of any other person, firm or corporation or (y) the whole or any part of the indebtedness or liabilities of any other person, firm or corporation, in all cases, individually in excess of $1,000,000 and in the aggregate in excess of $5,000,000;

                     (iv) employment agreements, consulting agreements, contracts or commitments with any employee or member of SmarterKids' Board of Directors, other than those which are terminable by SmarterKids on not more than thirty days notice without liability or financial obligation, and within each such category of agreements, contracts or commitments, which are individually in excess of $150,000;

                     (v) any agreements or plans, including, without limitation, any stock option, stock appreciation right or stock purchase plans or agreements, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                     (vi) any contract with any director, officer or more than 5% stockholder of SmarterKids, other than in such person's capacity as a director or officer of SmarterKids, or any contract with any entity in which, to the knowledge of SmarterKids, any director, officer or more than 5% stockholder or any family member of any director, officer or stockholder has a material economic interest;

                     (vii) any contract that limits or restricts in any material respect where SmarterKids may conduct its business or the type or line of business that Earlychildhood may engage in;

                     (viii) any powers of attorney outstanding (other than those issued in the ordinary course of business with respect to Tax matters), or material obligations or liabilities (absolute or contingent) as guarantor, surety, cosigner, endorser, co-maker, indemnitor, or otherwise respecting the obligations or liabilities of any person;

                     (ix) any material contract containing any agreement with respect to any change of control; and

                     (x) each material amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

      (b) SmarterKids has not breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of any material agreement, contract or commitment filed or required to be filed as an exhibit to the SmarterKids SEC Reports or set forth or required to be set forth in Section
4.11 of the SmarterKids Disclosure Schedule ("SmarterKids Material Contracts") in such a manner as, individually or in the aggregate, is reasonably likely to have a SmarterKids Material Adverse Effect. Each SmarterKids Material Contract that has not expired by its terms is in full force and effect, except for those contracts the ineffectiveness of which would not reasonably be likely to have a SmarterKids Material Adverse Effect, and, if all of the consents, approvals, authorizations, filings, notifications and other actions listed with respect to such contract in the SmarterKids Disclosure Schedule are obtained, taken or made, as applicable, such contract will continue, after the Effective Time, to be in full force and effect on identical terms.

      (c) To SmarterKids' knowledge, none of the parties to any SmarterKids Material Contract have terminated, or notified SmarterKids in writing of its intent to materially reduce or terminate its business relationship with SmarterKids in the future.

      (d) SmarterKids has not received written notice from any customer, or group of customers, that are under common ownership or control, and that accounted for a material percentage of the aggregate products and services furnished by SmarterKids since January 1, 1999 that such customer or group of customers has stopped or intends to stop purchasing SmarterKids' products or services, nor has SmarterKids lost any supplier, or group of suppliers that are under common ownership or control, that accounted for a material percentage of the aggregate supplies purchased by SmarterKids since January 1, 1999.

      Section 4.12 Litigation. Except as disclosed in the SmarterKids SEC Reports or in the SmarterKids Disclosure Schedule, there is no (i) action, suit or proceeding, claim, arbitration or investigation against SmarterKids pending or, to the knowledge of SmarterKids, threatened, against SmarterKids or (ii) outstanding order, judgment, writ, injunction or decree of any court, governmental agency or arbitration tribunal in a proceeding to which SmarterKids is a party, except, in the case of each of clauses (i) and (ii) above, those that, individually or in the aggregate, are not reasonably likely to have a SmarterKids Material Adverse Effect or a material adverse effect on the ability of SmarterKids to consummate the transactions contemplated by this Agreement.

      Section 4.13 Environmental Matters. To the knowledge of SmarterKids, except as disclosed in the SmarterKids SEC Reports filed prior to the date hereof and except, with or without the knowledge of SmarterKids, for such matters that, individually or in the aggregate, are not reasonably likely to have a SmarterKids Material Adverse Effect: (i) SmarterKids is in material compliance with all applicable Environmental Laws; (ii) the properties currently owned or operated by SmarterKids (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by SmarterKids were not contaminated with Hazardous Substances during the period of ownership or operation by SmarterKids;
(iv) SmarterKids is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) SmarterKids has not been associated with any release or threat of release of any Hazardous Substance; (vi) SmarterKids has not received any written notice, demand, letter, claim or request for information alleging that SmarterKids may be in violation of or liable under any Environmental Law; and (vii) SmarterKids is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

      Section 4.14   Employee Benefit Plans.

      (a) The SmarterKids Disclosure Schedule sets forth all Employee Benefit Plans, as defined in Section 3(3) of ERISA, and all other material Benefit Arrangements, (i) which are maintained, contributed to or required to be contributed to by SmarterKids ("SmarterKids Employee Plans").

      (b) A true and complete copy of each written SmarterKids Employee Plan, including, if applicable, each amendment thereto and any trust agreement, insurance contract, collective bargaining agreement, or other funding or investment arrangements for the benefits under such SmarterKids Employee Plan, has been made available to Earlychildhood. In addition, with respect to each such SmarterKids Employee Plan to the extent applicable, SmarterKids has made available to Earlychildhood the most recently filed Federal Forms 5500, the most recent summary plan description (including any summaries of material modifications), the most recent IRS determination letter, if applicable, the most recent actuarial report or valuation, if applicable, and all material employee communications with respect to each such SmarterKids Employee Plan.

      (c)   Except as set forth on the SmarterKids Disclosure Schedule:

                     (i) neither SmarterKids nor any entity that, together with SmarterKids is required to be treated as a single employer under Section 414 of the Code ("SmarterKids ERISA Affiliate") sponsors or has previously sponsored, maintained, contributed to or incurred an obligation to contribute to any Employee Benefit Plan regulated under Title IV of ERISA, including any "multiemployer plan," as defined in Sections 3(37) and 4001(a)(3) of ERISA and neither SmarterKids nor any SmarterKids ERISA Affiliate has incurred nor reasonably expects to incur any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV or ERISA. Neither SmarterKids nor any ERISA Affiliate participates in or has employees covered by an Employee Plan sponsored by a professional employer organization or similar entity;

                     (ii) SmarterKids does not and has not previously sponsored, maintained, contributed to or incurred an obligation to contribute to any Employee Benefit Plan that provides or will provide benefits described in
Section 3(1) of ERISA to any former
employee or retiree of SmarterKids, except as required under Part 6 of Title I of ERISA and Section 4980B of the Code or applicable state law;

                     (iii) all SmarterKids Employee Plans and Benefit Arrangements have been maintained and operated, and currently are, in compliance in all material respects with their terms, the requirements prescribed by any and all applicable laws (including ERISA and the Code), orders, or governmental rules and regulations in effect with respect thereto, and SmarterKids has performed all material obligations required to be performed by it under, is not in any material respect in default under or in violation of, and has no knowledge of any default or violation by any other party to, any of the SmarterKids Employee Plans;

                     (iv) each SmarterKids Employee Plan that is intended to qualify under Section 401(a) of the Code and each trust established pursuant to each such SmarterKids Employee Plan that is intended to qualify under Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, a copy of which has been made available to Earlychildhood, and, to SmarterKids' knowledge, nothing has occurred which may reasonably be expected to impair such determination or otherwise adversely affect the tax-qualified status of such SmarterKids Employee Plan;

                     (v) SmarterKids has made full and timely payment of all amounts required to be contributed under the terms of each SmarterKids Employee Plan and applicable law or required to be paid as expenses under such SmarterKids Employee Plan and there has been no amendment to, written interpretation of or announcement (whether or not written) by SmarterKids or any SmarterKids ERISA Affiliates relating to, or change in employee participation or coverage under, any Employee Benefit Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Benefit Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended prior to the date hereof; and

                     (vi) other than claims for benefits in the ordinary course, there is no claim, suit, action, dispute, arbitration or legal, administrative or other proceeding or governmental investigation or audit pending, or, to the knowledge of SmarterKids, threatened, alleging any breach of the terms of any SmarterKids Employee Plan or of any fiduciary duty thereunder or violation of any applicable law with respect to any such SmarterKids Employee Plan.

      (d) With respect to the SmarterKids Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of SmarterKids, there exists no condition or set of circumstances in connection with which SmarterKids could be subject to any liability that is reasonably likely to have a SmarterKids Material Adverse Effect under ERISA, the Code or any other applicable law.

      (e) SmarterKids is not a party to any written or oral contract, agreement, plan or arrangement pursuant to which SmarterKids has any obligation to "gross up," indemnify or otherwise compensate or hold harmless any person with respect to any portion of any excise tax (or interest or penalties with respect thereto) which such person may become subject to under Section 4999 of the Code or any similar state tax law, and there is no contract, agreement, plan or arrangement covering any person that, individually or collectively, would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

      (f) Except as set forth on the SmarterKids Disclosure Schedule, and except as provided for in this Agreement, SmarterKids is not a party to any oral or written (i) agreement with any officer or other key employee of SmarterKids, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving SmarterKids of the nature contemplated by this Agreement, (ii) agreement with any officer of SmarterKids providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof and for the payment of compensation in excess of $100,000 per annum, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. None of the execution and delivery of this Agreement or any of the Transaction Documents or the consummation of the transactions contemplated hereunder or thereunder will trigger any "change of control" or similar provisions resulting in the acceleration of benefits or compensation with respect to any agreements with any officer or other key employee of SmarterKids except for such applicable agreements as set forth on the SmarterKids Disclosure Schedule (the "SmarterKids Change of Control Agreements").

      Section 4.15   Compliance With Laws.

      (a) SmarterKids has not violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any Governmental Entity, or any judgment, decree or order of any court, applicable to it, its business or operations or by which it, its business or operations are bound, except for any such violations or failures to comply that, individually or in the aggregate have not had and are not reasonably likely to have a SmarterKids Material Adverse Effect;

      (b) No investigation or review by any Governmental Entity is pending or, to the knowledge of SmarterKids, has been threatened against SmarterKids, nor, to the knowledge of SmarterKids, has any Governmental Entity indicated by written notice or otherwise, an intention to conduct an investigation of SmarterKids; and

      (c) There is no agreement, judgment, injunction, order or decree binding upon SmarterKids which has had or is reasonably likely to have the effect of prohibiting or materially impairing the conduct of SmarterKids' business as currently conducted or the transactions contemplated by this Agreement.

      Section 4.16   Tax Matters.

      (a) To the knowledge of SmarterKids, none of SmarterKids, its Affiliates (as defined in Section 5.13) and any of SmarterKids' stockholders have taken or agreed to take any action (or failed to take or agreed not to take any action) which such action or inaction, as the case may be, would prevent the SmarterKids Merger from (i) qualifying as a reorganization described in Section 368(a) of the Code and, (ii) taken together with the Contribution, as a transfer of property to Holdings qualifying under Section 351 of the Code.

      (b) To the knowledge of SmarterKids, the stockholders of SmarterKids have no present plan, intention or arrangement to sell or otherwise dispose of any of the Holdings Common Stock received in the SmarterKids Merger that would cause the Contribution and the SmarterKids Merger to fail to qualify as transfers under Section 351 of the Code.

      Section 4.17 Registration Statement; Proxy Statement/Prospectus. The information to be supplied by SmarterKids or about SmarterKids to be supplied by SmarterKids' agents for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information to be supplied by SmarterKids or about SmarterKids by SmarterKids' agents for inclusion in the Proxy Statement/Prospectus shall not, on the date the Proxy Statement/Prospectus is first mailed to stockholders of SmarterKids, at the time of the SmarterKids Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, omit to state any material fact necessary in order to make the statements made in the Proxy Statement/Prospectus not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the SmarterKids Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to SmarterKids or any of its Affiliates, officers or directors should be discovered by SmarterKids which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, SmarterKids shall promptly inform Earlychildhood.

      Section 4.18 Labor Matters. SmarterKids is not a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is SmarterKids the subject of any material proceeding asserting that SmarterKids has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of SmarterKids, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving SmarterKids.

      Section 4.19 Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by SmarterKids are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of SmarterKids and its respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a SmarterKids Material Adverse Effect. All premiums and other payments due from SmarterKids with respect to any such contracts of insurance or indemnity have been paid.

SmarterKids has not received written notice of any threatened termination of, or premium increase with respect to, any of such policies or bonds.

      Section 4.20 Opinion of Financial Advisor. The financial advisor of SmarterKids, Chase H&Q, has delivered to SmarterKids an opinion dated the date of this Agreement to the effect that the SmarterKids Exchange Ratio is fair to the holders of SmarterKids Common Stock from a financial point of view.

      Section 4.21 No Existing Discussions. As of the date hereof, neither SmarterKids nor any of its Affiliates is engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to a SmarterKids Alternative Transaction or any proposal therefor.

      Section 4.22 Board Recommendation. The Board of Directors of SmarterKids has, by a unanimous vote at a meeting of such board duly held on November 8, 2000, approved and adopted this Agreement, the SmarterKids Merger and the other transactions contemplated hereby and thereby, and determined that this Agreement, the SmarterKids Merger, and the other transactions contemplated hereby and thereby, taken together, are in the best interest of the stockholders of SmarterKids, and prior to the date hereof resolved to recommend that the holders of SmarterKids Common Stock approve and adopt this Agreement, the SmarterKids Merger and the other transactions contemplated hereby.

      Section 4.23 Voting Requirements. The approval by a majority of the voting power represented by the outstanding shares of SmarterKids Common Stock entitled to vote thereon is the only vote of the holders of any class of SmarterKids' capital stock necessary to approve this Agreement, the SmarterKids Merger and the other transactions contemplated hereby. No separate approval by the holders of any other class or series of capital stock of SmarterKids is necessary to approve this Agreement, the SmarterKids Merger or any of the other transactions contemplated hereby.

      Section 4.24 Section 203 of the DGCL Not Applicable. The Board of Directors of SmarterKids has taken all actions necessary under the DGCL, including approving the transactions contemplated by this Agreement and each of the Transaction Documents to which it is a party, to ensure that Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203 of the DGCL) do not, and will not, apply to the transactions contemplated hereunder and thereunder. No other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation is applicable to SmarterKids or (by reason of SmarterKids' participation therein) the SmarterKids Merger or the other transactions contemplated by this Agreement or the other Transaction Documents to which it is a party.

                                  ARTICLE V.
                                  COVENANTS

      Section 5.1 Conduct of Business. Except as set forth in the Earlychildhood Disclosure Schedule or the SmarterKids Disclosure Schedule, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Earlychildhood and SmarterKids each agrees as to itself and, in the case of Earlychildhood, its Subsidiaries (except to the extent that the other party shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers, key employees and/or managers and (iii) preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. Except as expressly contemplated by this Agreement (including the Exhibits attached hereto) or as set forth in the Earlychildhood Disclosure Schedule or the SmarterKids Disclosure Schedule, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Earlychildhood and SmarterKids each shall not (and Earlychildhood shall not permit its Subsidiaries to), without the written consent of the other party:

      (a) Split, combine or reclassify any shares of its capital stock or equity interests, as applicable, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, LLC Interests or other equity interests (as applicable) or, except pursuant to agreements in effect on the date of execution of this Agreement which have been disclosed in the Earlychildhood Disclosure Schedule or the SmarterKids Disclosure Schedule, as the case may be, purchase, prepay, redeem or otherwise acquire any shares of its own capital stock, LLC Interests or any other equity interests (as applicable) or any indebtedness or debt security; provided, however, that Earlychildhood (and to the extent necessary, its Subsidiaries) may effect tax distributions to its equity holders in the ordinary course of business up to the maximum amounts permitted under the Operating Agreement;

      (b) Accelerate, amend or change the period of exercisability of options or restricted stock granted under any employee stock or equity plan of such party or authorize cash payments in exchange for any options granted under any of such plans, except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement;

      (c) Issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or other equity interests (as applicable) or securities convertible into or exchangeable for shares of its capital stock or other equity interests (as applicable) or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or equity interests, as applicable, or other convertible securities, other than the issuance of LLC Interests or SmarterKids Common Stock, as the case may be, pursuant to the exercise of options or the SmarterKids Warrants outstanding on the date of this Agreement;

      (d) Acquire or agree to acquire by merging or consolidating with, or by purchasing an equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets (other than inventory and other items in the ordinary course of business), except for any such acquisitions involving aggregate consideration of not more than $250,000;

      (e) Consolidate, merge or amalgamate with or into any other person, or sell, lease, license or otherwise dispose of (in one or more transactions) any of its material properties or assets;

      (f) (i) Increase or agree to increase the compensation payable or to become payable to its directors or management committee members (as applicable), officers, managers, employees or consultants, except for increases in salary or wages of employees (other than officers) in accordance with past practices, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any consultants, employees, officers, directors or management committee members (as applicable), (iii) terminate any officers, employees or consultants, (iv) enter into any collective bargaining agreement (other than as required by law), or (v) establish, adopt, enter into or amend any Employee Benefit Plan or Benefit Arrangement or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers, employees or consultants; provided, however, that SmarterKids may make bonus payments to its senior officers, up to an aggregate maximum of $200,000, after the date of this Agreement and prior to January 31, 2001, so long as such payments are made in the ordinary course of business consistent with past practice and approved by the compensation committee of SmarterKids' Board of Directors.

      (g) Amend or propose to amend its organizational documents (including, in the case of Earlychildhood, the Operating Agreement), except as contemplated by this Agreement and in any event pursuant to draft amendments sent for review and comment to the other party;

      (h) (A) Incur any indebtedness for borrowed money other than in the ordinary course of business, (B) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other individual, firm or corporation or make any loans or advances, except advances to employees for expense reimbursement made in the ordinary course of business consistent with past practice, (C) enter into any commitment or transaction material to SmarterKids or material to Earlychildhood and its Subsidiaries, taken as a whole (as applicable) outside of product sales in the ordinary course of business, or
(D) incur any liabilities, except for liabilities that, individually or in the aggregate, would not have an Earlychildhood Material Adverse Effect or a SmarterKids Material Adverse Effect, as the case may be;

      (i) Take any action that would or is reasonably likely to result in (A) a material breach of any provision of this Agreement or any of the Transaction Documents to which it is a party or (B) any of its representations and warranties set forth in this Agreement or any of the Transaction Documents to which it is a party being untrue on and as of the Closing Date;

      (j) Institute any significant change in accounting methods, principles or practices affecting its assets, liabilities, reserve or expense recognition, reserves, amortization or accruals, except insofar as may be appropriate to conform to changes in law or GAAP;

      (k) Revalue any of its respective assets, including without limitation, writing down the value of inventory or notes or accounts receivables, in each case, except in the ordinary course of business consistent with past practice and except insofar as may be appropriate to conform to changes in law or GAAP;

      (l) Make or rescind any material express or deemed election relating to Taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change any of its methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending December 31, 1999, except as may be required by applicable law;

      (m) Settle any litigation relating to the transactions contemplated hereby or any other litigation if the cost of the settlement would exceed $250,000;

      (n) Permit any material insurance policy naming it as a beneficiary or a loss payee to be cancelled, terminated or materially altered, unless such policy is replaced with a comparable policy for comparable cost;

      (o) Take, or agree in writing or otherwise to take, any of the actions described in Sections (a) through (n) above.

      Section 5.2 Cooperation; Notice; Cure. Each of Earlychildhood, SmarterKids and Holdings will use commercially reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement. Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Earlychildhood and SmarterKids shall confer on a regular and frequent basis with one or more representatives of the other party to report on the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity and, in the case of SmarterKids, with the SEC, in connection with this Agreement, the Transactions and the transactions contemplated hereby and thereby. Each of Earlychildhood and SmarterKids shall notify the other of, and will use all commercially reasonable efforts to cure before the Closing Date, any event, transaction or circumstance, as soon as practical after it becomes known to such party, that causes or will cause any covenant or agreement of Earlychildhood or SmarterKids under this Agreement to be breached or that renders or will render untrue any representation or warranty of Earlychildhood or SmarterKids contained in this Agreement. Each of Earlychildhood and SmarterKids shall notify the other in writing of, and will use all commercially reasonable efforts to cure, before the Closing Date, any violation or breach, as soon as practical after it becomes known to such party, of any representation, warranty, covenant or agreement made by Earlychildhood or SmarterKids. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

      Section 5.3    No Solicitation.

      (a) Subject to Section 5.3(b), unless and until this Agreement shall have been terminated by SmarterKids or Earlychildhood pursuant to and in compliance with Article VII hereof, SmarterKids shall not, nor will it authorize or permit any of its officers, directors, employees, financial advisors, attorneys, accountants, or other representatives or agents to, directly or indirectly through another person (i) solicit, initiate, facilitate or encourage any inquiries, offers or proposals by or from any Third Party (as defined below) that constitute, or could reasonably be expected to lead to, any Acquisition Proposal (as defined below), (ii) enter into or execute any agreement with respect to an Acquisition Proposal, (iii) engage in or continue negotiations or discussions with any Third Party concerning, or, except pursuant to a governmental request for information, otherwise communicate or provide any non-public information to any Third Party relating to any Acquisition Proposal, (iv) make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal, or (v) take any other action inconsistent with its obligations or commitments under this Section 5.3. As used in this Agreement, "Acquisition Proposal" means any (i) transaction pursuant to which any corporation, partnership, trust, person or other entity or group other than Earlychildhood or its Affiliates (a "Third Party"), acquires more than 20% of the outstanding shares of SmarterKids Common Stock pursuant to a tender offer or exchange offer or otherwise, (ii) merger or other business combination, recapitalization, restructuring or similar transaction involving SmarterKids, (iii) other transaction pursuant to which any Third Party acquires control of assets of SmarterKids having a fair market value equal to more than 20% of the fair market value of all the assets of SmarterKids immediately prior to such transaction, or
(iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

      (b) Notwithstanding the foregoing, SmarterKids may, and may authorize and permit its officers, directors, employees, financial advisors, attorneys, accountants and other representatives or agents, in response to a bona fide, written, unsolicited Acquisition Proposal from a Third Party which did not otherwise result from a breach of this Section 5.3, to (i) furnish non-public information to such Third Party; (ii) otherwise facilitate any effort or attempt by such Third Party to make or implement an Acquisition Proposal; (iii) agree to or recommend or endorse any such Acquisition Proposal with or by any Third Party; (iv) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Earlychildhood, its approval and recommendation of the SmarterKids Merger and this Agreement; (v) participate in discussions and negotiations with such Third Party relating to such Acquisition Proposal; and
(vi) cause SmarterKids to enter into an agreement implementing an Acquisition Proposal, provided that SmarterKids simultaneously terminates this Agreement pursuant to Section 7.1(f) and pays the Termination Fee (as defined in Section 7.3); provided, however, that SmarterKids shall be permitted to take any one or more of the actions enumerated in clauses (i)-(vi) above if and only to the extent that (A) the Board of Directors of SmarterKids reasonably determines in good faith (after consultation with a financial advisor of nationally recognized reputation) that (X) the Acquisition Proposal is more favorable or is reasonably likely to lead to an Acquisition Proposal that is more favorable to the SmarterKids stockholders from a financial point of view than the Transactions, and (Y) is made by a Third Party reasonably believed by the SmarterKids Board of Directors to be financially capable of completing such Acquisition Proposal, (B) the SmarterKids Board of Directors reasonably determines in good faith (after having consulted with and considered the advice of its outside legal counsel) that the failure to take such actions would cause the members of the SmarterKids Board of Directors to breach their fiduciary duties to the SmarterKids stockholders under applicable law, and (C) prior to furnishing or disclosing any non-public information to, or entering into discussions or negotiations with, such Third Party, it receives from such Third Party an executed confidentiality agreement with respect to the information to be furnished with terms no less favorable in the aggregate to it than those contained in the Confidentiality Agreement dated as of January 19, 2000 by and between

Earlychildhood and SmarterKids (the "Earlychildhood Confidentiality Agreement"), but which confidentiality agreement shall not (nor shall any other agreement or arrangement between SmarterKids, on the one hand, and such Third Party, on the other hand, or any of their respective representatives or agents) provide for any exclusive right to negotiate with SmarterKids or any payments by SmarterKids. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 5.3(b) by any officer, director or employee of SmarterKids or any investment banker, attorney, accountant or other advisor, representative or agent of SmarterKids shall be deemed to be a breach of this Section 5.3 by SmarterKids.

      (c) SmarterKids shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal or similar transaction, and take all necessary steps to inform such individuals or entities of the obligations undertaken in this Section 5.3, (ii) as promptly as practicable (and in any event within twenty-four (24) hours) notify Earlychildhood in writing of any Acquisition Proposal or receipt of any inquiries, proposals or offers with respect to an Acquisition Proposal or any request for non-public information relating to it in connection with an Acquisition Proposal or for access to its properties, books or records by any Third Party that informs SmarterKids' Board of Directors or any representative thereof that it is considering making, or has made (or which SmarterKids' Board of Directors reasonably believes may be considering making or has made) a proposal or offer with respect to an Acquisition Proposal, (iii) in such written notice, indicate in reasonable detail the identity of such Third Party (including the name of such Third Party and a copy of any offer or proposal and any supporting documentation) and the terms and conditions of such proposal or offer, all of which information shall be held in confidence by Earlychildhood, and (iv) as promptly as practicable (and in any event within twenty-four (24) hours) notify Earlychildhood in writing of any determination by its Board of Directors to furnish information or engage in discussions or negotiations with any Third Party. SmarterKids shall promptly furnish to Earlychildhood copies of any written information (and advise it orally of any non-written information) provided to or by any Third Party relating to an Acquisition Proposal to the extent such information has not previously been provided to Earlychildhood. If any notice is given or required to be given in accordance with the second preceding sentence, then SmarterKids shall thereafter continue to keep Earlychildhood informed, on a current basis, of the status of any such discussions or negotiations and the terms being discussed or negotiated. Notwithstanding the foregoing, SmarterKids shall not accept or enter into any agreement concerning an Acquisition Proposal for a period of at least three business days after Earlychildhood's receipt of the notification of the terms thereof pursuant to the third preceding sentence (and only in compliance with the terms of Article VII hereof).

      (d) Nothing contained in this Section 5.3 shall prohibit SmarterKids from taking and disclosing to its stockholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act or from making any disclosure to its stockholders if the SmarterKids Board of Directors reasonably determines in good faith after receiving the advice of its outside legal counsel (who may be its regularly engaged outside counsel) that the failure to do so would cause the members of the SmarterKids Board of Directors to breach of their fiduciary duties to the SmarterKids stockholders under any applicable law, provided, however, that neither SmarterKids nor the SmarterKids Board of Directors nor any committee thereof may, except as expressly permitted by Section 5.3(b) or required by Rule 14e-2 promulgated under the Exchange Act, withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the SmarterKids Merger or approve or recommend, or propose publicly to approve or recommend, an Acquisition Proposal.

      Section 5.4    No Negotiation.

      (a) From the date hereof until the Effective Time, or unless this Agreement is earlier terminated by SmarterKids or Earlychildhood pursuant to and in compliance with Article VII, Earlychildhood shall not and shall not permit its Subsidiaries nor any of its Members or any of their respective Affiliates, nor will Earlychildhood authorize or permit any of its employees, financial advisors, attorneys, accountants, or other representatives or agents to, directly or indirectly through another person, (i) solicit, initiate, facilitate or encourage any inquiries, offers or proposals by or from any Other Party (as defined below) that constitute, or could reasonably be expected to lead to, any Earlychildhood Acquisition Proposal (as defined below), (ii) enter into or execute any agreement with respect to an Earlychildhood Acquisition Proposal,
(iii) engage in or continue negotiations or discussions with any Other Party concerning, or, except pursuant to a governmental request for information, otherwise communicate or provide any non-public information to any Other Party relating to, any Earlychildhood Acquisition Proposal, (iv) make or authorize any public statement, recommendation or solicitation in support of any Earlychildhood Acquisition Proposal, or (v) take any other action inconsistent with its obligations or commitments under this Section 5.4. As used in this Agreement, "Earlychildhood Acquisition Proposal" means any (i) transaction pursuant to which any corporation, partnership, trust, person or other entity or group other than SmarterKids or its Affiliates (an "Other Party"), acquires more than 20% of the outstanding LLC Interests, (ii) merger or other business combination, recapitalization, restructuring or similar transaction involving Earlychildhood, (iii) other transaction pursuant to which any Other Party acquires control of assets of Earlychildhood having a fair market value equal to more than 20% of the fair market value of all the assets of Earlychildhood immediately prior to such transaction, or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

      (b) Earlychildhood shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Earlychildhood Acquisition Proposal or similar transaction, and take all necessary steps to inform such individuals or entities of the obligations undertaken in this Section 5.4, (ii) as promptly as practicable (and in any event within twenty-four (24) hours) notify SmarterKids in writing of receipt of any Earlychildhood Acquisition Proposal or any inquiries, proposals or offers with respect to an Earlychildhood Acquisition Proposal or any request for nonpublic information relating to it in connection with an Earlychildhood Acquisition Proposal or for access to its properties, books or records by any Other Party that informs Earlychildhood's Management Committee or any officer of Earlychildhood that is its considering making, or has made (or which Earlychildhood's Management Committee reasonably believes may be considering making or has made) a proposal or offer with respect to an Earlychildhood Acquisition Proposal, (iii) in such written notice indicate in reasonable detail the identity of such Other Party (including the name of such Other Party and a copy of any offer or proposal and any supporting documentation) and the terms and conditions of such proposal or offer, all of which information shall be held in confidence by SmarterKids, and (iv) as promptly as practicable (and in any event within twenty-four (24) hours) notify SmarterKids in writing of any determination by Earlychildhood's Management Committee or its officers or Affiliates to furnish information or engage in discussions or negotiations with any Other Party, it being understood that if Earlychildhood furnishes such information or engages in discussions or negotiations without SmarterKids' prior written consent, it shall constitute a breach of this Agreement. During such period, neither the Earlychildhood Management Committee nor any subcommittee thereof will approve or enter into any agreement to initiate, facilitate, encourage or implement an Earlychildhood Acquisition Proposal, or take any other action to contravene, supersede or modify their approval of this Agreement, the Transaction Documents, the Contribution or the other transactions contemplated hereby.

      Section 5.5    Proxy Statement/Prospectus; Registration Statement.

      (a) As promptly as practicable after the execution of this Agreement, SmarterKids shall prepare and file with the SEC the Proxy Statement/Prospectus and Earlychildhood and SmarterKids will cause Holdings to prepare and file with the SEC the Registration Statement on Form S-4 in which the Proxy Statement/Prospectus will be included as a prospectus. Holdings shall use all reasonable efforts to cause the Registration Statement to become effective as soon after such filing as practical and to keep such Registration Statement effective for so long as is necessary to consummate the Contribution and the SmarterKids Merger. The Proxy Statement/Prospectus shall include the recommendation of the Board of Directors of SmarterKids in favor of this Agreement and the SmarterKids Merger; provided that the Board of Directors of SmarterKids may modify or withdraw such recommendation in accordance with the terms of Section 5.3.

      (b) SmarterKids and Earlychildhood shall make all necessary filings with respect to the SmarterKids Merger and the Contribution, respectively, under the Securities Act, the Exchange Act, applicable state blue sky laws and the rules and regulations thereunder.

      (c) Earlychildhood and SmarterKids shall use their best efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Proxy Statement/Prospectus and the Registration Statement) in connection with the transactions contemplated by this Agreement.

      Section 5.6    Nasdaq Quotation.

      SmarterKids agrees to use its reasonable best efforts to continue the quotation and listing of SmarterKids Common Stock on Nasdaq during the term of this Agreement.

      Section 5.7 Access to Information. Upon reasonable notice, Earlychildhood and SmarterKids shall each (and Earlychildhood shall cause its Subsidiaries to) afford to the officers, managers, employees, accountants, counsel and other authorized representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all its personnel, properties, books, contracts, commitments and records and, during such period, each of Earlychildhood and SmarterKids shall (and Earlychildhood shall cause its Subsidiaries to) furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. The parties will hold any such information which is nonpublic in confidence in accordance with the Earlychildhood Confidentiality Agreement and the Confidentiality Agreement dated as of January 19, 2000 between SmarterKids, Earlychildhood and Thomas Weisel Partners (the "SmarterKids Confidentiality Agreement", and together with the Earlychildhood Confidentiality Agreement, the "Confidentiality Agreements"). No information or knowledge obtained in any investigation pursuant to this Section 5.7 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Contribution or the SmarterKids Merger.

      Section 5.8 SmarterKids Stockholders' Meeting. SmarterKids shall call a meeting of its stockholders to be held as promptly as practicable for the purpose of voting upon this Agreement and the SmarterKids Merger. Subject to
Section 5.3, SmarterKids shall, through its Board of Directors, recommend to its stockholders approval of such matters and shall coordinate and cooperate with Earlychildhood with respect to the timing of such meeting and shall use its best efforts to hold such meeting as soon as practicable after the date hereof. The only matters SmarterKids shall propose to be acted on by its stockholders at the stockholders' meeting shall be the approval of this Agreement and the SmarterKids Merger and related matters incidental to the consummation of the SmarterKids Merger. Unless otherwise required to comply with the fiduciary duties of SmarterKids' Board of Directors, as determined by such directors in good faith after consultation with outside legal counsel, SmarterKids shall use commercially reasonable efforts to solicit from its stockholders proxies in favor of such matters including the retention of a proxy solicitation firm. SmarterKids shall not require any vote greater than a majority of the votes entitled to be cast by the holders of the issued and outstanding shares of SmarterKids Common Stock for approval of this Agreement and the SmarterKids Merger.

      Section 5.9    Legal Conditions to Merger.

      (a) Earlychildhood and SmarterKids shall each use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary and proper under applicable law to consummate and make effective the transactions contemplated hereby as promptly as practicable,
(ii) obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by Earlychildhood or SmarterKids (and in the case of Earlychildhood, its Subsidiaries) in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby including, without limitation, the Contribution and the SmarterKids Merger, (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Contribution and the SmarterKids Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, (B) the HSR Act, if applicable, and (C) any other applicable law, and (iv) refrain from taking any actions (other than as expressly permitted under Sections 5.3 or 5.4) which would reasonably be likely to delay, hinder or interfere with the transactions contemplated hereby. Earlychildhood and SmarterKids shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith.

      (b) Earlychildhood and SmarterKids agree, and Earlychildhood shall cause each of its Subsidiaries, to cooperate and to use their respective best efforts to obtain any government clearances required for Closing (including through compliance with the HSR Act), to respond to any government requests for information, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") that restricts, prevents or prohibits the consummation of the Transactions or any other transactions contemplated by this Agreement. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other federal, state or foreign antitrust or fair trade law. Earlychildhood and SmarterKids shall cooperate and work together in any proceedings or negotiations with any Governmental Entity relating to any of the foregoing. Notwithstanding anything to the contrary in this Section 5.9, neither Earlychildhood nor SmarterKids shall be required to take any action that would reasonably be expected to substantially impair the overall benefits expected, as of the date hereof, to be realized from the consummation of the Transactions.

      (c) Each of Earlychildhood and SmarterKids shall give any notices to third parties, and shall use all reasonable efforts to obtain any third party consents related to or required in connection with the Transactions.

      (d) Prior to the Effective Time, unless the parties hereto otherwise agree in writing, SmarterKids and Earlychildhood shall take all action necessary to terminate, as of immediately prior to the Effective Time, the respective Employee Benefit Plan subject to Section 401(k) of the Code maintained by Earlychildhood and each ERISA Affiliate.

      Section 5.10 Earlychildhood Financial Statements. Earlychildhood shall provide both audited and unaudited financial statements required to be included in the Proxy Statement/Prospectus in compliance with applicable SEC reporting requirements.

      Section 5.11 Public Disclosure. Earlychildhood and SmarterKids shall agree on the form and content of the initial press release regarding the transactions contemplated hereby and thereafter shall consult with each other before issuing, and use all reasonable efforts to agree upon, any press release or other public statement with respect to any of the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

      Section 5.12 Non-recognition Exchange. Whether before or after the Effective Time, none of Earlychildhood, SmarterKids, their respective Subsidiaries or Affiliates and Holdings shall knowingly take any action, or knowingly fail to take any action, that is reasonably likely to jeopardize the treatment of the SmarterKids Merger and the Contribution as transfers of property described in Section 351 of the Code or the SmarterKids Merger as a reorganization described in Section 368(a) of the Code.

      Section 5.13 Affiliate Agreements. Upon the execution of this Agreement, Earlychildhood and SmarterKids will provide each other with a list of those persons who are, in Earlychildhood's or SmarterKids' respective reasonable judgment, "affiliates" of Earlychildhood or SmarterKids, as the case may be, within the meaning of Rule 145 (each such person who is an "affiliate" of Earlychildhood or SmarterKids within the meaning of Rule 145 is referred to as an "Affiliate") promulgated under the Securities Act ("Rule 145"). Earlychildhood and SmarterKids shall provide each other such information and documents as the other party shall reasonably request for purposes of reviewing such list and shall notify the other party in writing regarding any change in the identity of its Affiliates prior to the Closing Date. Earlychildhood and SmarterKids shall each use all reasonable efforts to deliver or cause to be delivered to each other by November 30, 2000 (and in any case prior to the Effective Time) from each of its Affiliates, an executed Affiliate Agreement, substantially similar to the form attached hereto as Exhibit J, by which each Affiliate of Earlychildhood and each Affiliate of SmarterKids agrees to comply with the applicable requirements of Rule 145 (an "Affiliate Agreement"). Holdings shall be entitled to place appropriate legends on the certificates evidencing any Holdings Common Stock to be received by such Affiliates of Earlychildhood or SmarterKids pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Holdings Common Stock, consistent with the terms of the Affiliate Agreements (provided that such legends or stop transfer instructions shall be removed, when such shares of Holdings Common Stock are generally transferable without any restrictions imposed by Rule 145, upon the request of any stockholder that is not then an Affiliate of Holdings).

      Section 5.14 Nasdaq Quotation. Earlychildhood and SmarterKids shall cause Holdings to promptly prepare and submit an application to Nasdaq to quote the shares of Holdings Common Stock to be issued in the Transactions and upon exercise or conversion of the Earlychildhood Options, the SmarterKids Stock Options and the SmarterKids Warrants, and shall use all reasonable efforts to cause such shares to be approved for quotation on Nasdaq, prior to the Effective Time, subject to official notice of issuance.

      Section 5.15   Stock Plans.

      (a) At the Effective Time, each outstanding Earlychildhood Option under the Earlychildhood Option Plans and each outstanding SmarterKids Stock Option under the SmarterKids Stock Plans, in each case whether vested or unvested, shall be deemed to constitute an option to acquire, in the case of Earlychildhood, on substantially the same terms and conditions as were applicable under such Earlychildhood Option and, in the case of SmarterKids, on the same terms and conditions as were applicable under such SmarterKids Stock Option, the same number of shares of Holdings Common Stock as the holder of such Earlychildhood Option or SmarterKids Stock Option, as the case may be, would have been entitled to receive pursuant to the Contribution or the SmarterKids Merger, respectively, had such holder exercised such option in full immediately prior to the Effective Time (rounded down to the nearest whole number), at a price per share (rounded up to the nearest whole cent) equal to (y) the aggregate exercise price for the LLC Interests or shares of SmarterKids Common Stock, as the case may be, purchasable pursuant to such Earlychildhood Option or such SmarterKids Stock Option immediately prior to the Effective Time divided by (z) the number of full shares of Holdings Common Stock deemed purchasable pursuant to such Earlychildhood Option or SmarterKids Stock Option, as the case may be, in accordance with the foregoing. Prior to the Effective Time, each of Earlychildhood and SmarterKids shall make any such adjustments to the terms of the Earlychildhood Option Plans or SmarterKids Stock Plans as may be necessary to give effect to the provisions of this Section 5.15.

      (b) As soon as practicable after the Effective Time, Holdings shall deliver to the participants in the Earlychildhood Option Plans and the SmarterKids Stock Plans appropriate notice setting forth such participants' rights pursuant thereto and the grants pursuant to Earlychildhood Option Plans or SmarterKids Stock Plans, as the case may be, shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section
5.15 after giving effect to the Transactions).

      (c) Holdings shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Holdings Common Stock for delivery under Earlychildhood Option Plans and SmarterKids Stock Plans in accordance with this Section 5.15. As soon as practicable after the Effective Time, Holdings shall file a registration statement on Form S-8 (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Holdings Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

      (d) The Management Committee or Board of Directors, as the case may be, of Earlychildhood and SmarterKids shall, prior to or as of the Effective Time, take all necessary actions, pursuant to and in accordance with the terms of the Earlychildhood Option Plans and the instruments evidencing the Earlychildhood Options, or the SmarterKids Stock Plans and the instruments evidencing the SmarterKids Stock Options, as the case may be, to provide for the conversion of the Earlychildhood Options and the SmarterKids Stock Options into options to acquire Holdings Common Stock in accordance with this Section 5.14, and to the extent required, obtain the consent of the holders of the Earlychildhood Options or SmarterKids Stock Options in connection with such conversion.

      (e) The Board of Directors of SmarterKids shall, prior to or as of the Effective Time, take appropriate action to approve the deemed disposition of the SmarterKids Stock Options, as the case may be, for purposes of excepting such disposition under Rule 16b-3(e) promulgated under the Exchange Act. The Board of Directors of Holdings shall, prior to or as of the Effective Time, take appropriate action to approve the deemed grant of options to purchase Holdings Common Stock under the Earlychildhood Options and the SmarterKids Stock Options (as converted pursuant to this Section 5.14) for purposes of excepting such grant under Rule 16b-3(d) promulgated under the Exchange Act.

      (f) Prior to the Effective Time, Holdings shall adopt the stock plan (the "Holdings Stock Plan") substantially in the form attached hereto as Exhibit K, which Holdings Stock Plan shall become effective as of the Effective Time.

      Section 5.16   Employee Stock Purchase Plan.

      (a) Prior to the Effective Time, Holdings shall adopt an Employee Stock Purchase Plan (the "Holdings Employee Stock Purchase Plan") substantially in the form attached hereto as Exhibit L, which Holdings Employee Stock Purchase Plan shall be effective as of the Effective Time, so that employees of Earlychildhood and SmarterKids as of the Effective Time will be permitted to participate in Holdings' Employee Stock Purchase Plan commencing on the first enrollment date following the Effective Time, subject to compliance with the eligibility provisions of such plan (with employees receiving credit, to the extent permissible, for purposes of such eligibility provisions, for service with SmarterKids).

      (b) Holdings shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Holdings Common Stock for purchase under the Holdings Employee Stock Purchase Plan assumed in accordance with this
Section 5.16.

      Section 5.17 Non-Employee Director Plan. Prior to the Effective Time, Holdings shall adopt a Non-Employee Director Plan (the "Holdings Director Plan") substantially in the form attached hereto as Exhibit M, which Holdings Director Plan shall become effective as of the Effective Time.

      Section 5.18 Brokers or Finders. Each of SmarterKids and Earlychildhood represents, as to itself, its Subsidiaries and its Affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Thomas Weisel Partners, whose fees and expenses will be paid by Earlychildhood in accordance with Earlychildhood's agreement with such firm (a copy of which has been delivered by Earlychildhood to SmarterKids prior to the date of this Agreement), and Chase H&Q, whose fees and expenses will be paid by SmarterKids in accordance with SmarterKids' agreement with such firm (a copy of which has been delivered by SmarterKids to Earlychildhood prior to the date of this Agreement). Each of SmarterKids and Earlychildhood agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or any of its Affiliates.

      Section 5.19   Indemnification.

      (a) From and after the Effective Time, Holdings agrees that it will, and will cause Earlychildhood and the Surviving Corporation to, indemnify and hold harmless each present and former director, Management Committee member and officer of Earlychildhood and SmarterKids (the "Indemnified Parties"), against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Earlychildhood or SmarterKids, as the case may be, would have been permitted under applicable law and its organizational documents (including, in the case of Earlychildhood, the Operating Agreement) in effect on the date hereof to indemnify such Indemnified Party (and Holdings, Earlychildhood and the Surviving Corporation, as applicable, shall also advance expenses as incurred to the fullest extent permitted under applicable law; provided the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification).

      (b) For a period of six years after the Effective Time, Holdings shall maintain (to the extent available in the market) in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by Earlychildhood's and SmarterKids' directors' and officers' liability insurance policies (copies of which have been heretofore delivered by SmarterKids to Earlychildhood and vice versa) with coverage in amount and scope at least as favorable as Earlychildhood's and SmarterKids' existing coverage; provided that in no event shall Holdings be required to expend in excess of 200% of the higher annual premium currently paid by Earlychildhood or SmarterKids, as applicable, for such coverage (in either case, the "Current Premium"); and if such premium would at any time exceed 200% of the Current Premium, then Holdings shall maintain insurance policies which provide the maximum and best coverage available at an annual premium equal to 200% of the Current Premium.

      (c) The provisions of this Section 5.19 are intended to be in addition to the rights otherwise available to the current officers, directors or members of the Management Committee of Earlychildhood and SmarterKids, as applicable, by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

      Section 5.20 Letter of SmarterKids' Accountants. SmarterKids shall use all reasonable efforts to cause to be delivered to Earlychildhood and SmarterKids a comfort letter of PricewaterhouseCoopers LLP, SmarterKids' independent accountants, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Holdings, in form reasonably satisfactory to Earlychildhood and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

      Section 5.21 Letter of Earlychildhood's Accountants. Earlychildhood shall use all reasonable efforts to cause to be delivered to SmarterKids and Earlychildhood a comfort letter of KPMG, LLP, Earlychildhood's independent accountants, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Holdings, in form reasonably satisfactory to SmarterKids and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

      Section 5.22 Post-Transaction Corporate Governance of Holdings. At the Effective Time, the total number of persons serving on the Board of Directors of Holdings shall be nine (9) (unless otherwise agreed in writing by Earlychildhood and SmarterKids prior to the Effective Time), four (4) of whom shall be Earlychildhood Directors, two (2) of whom shall be SmarterKids Directors and three (3) of whom shall be Independent Directors (as such terms are defined below), all of which Earlychildhood Directors, SmarterKids Directors and Independent Directors shall be spread proportionately among Holdings' three classes of Directors; provided, however, that one SmarterKids Director shall be required to stand for election at the first annual meeting of stockholders of Holdings after the Effective Time and one SmarterKids Director shall be required to stand for election at the third annual meeting of stockholders of Holdings after the Effective Time; the persons to serve initially on the Board of Directors of Holdings at the Effective Time who are Earlychildhood Directors shall be selected solely by and at the absolute discretion of Earlychildhood's Management Committee prior to the Effective Time; the persons to serve initially on the Board of Directors of Holdings at the Effective Time who are SmarterKids Directors shall be selected solely by and at the absolute discretion of the Board of Directors of SmarterKids prior to the Effective Time; and the persons to serve initially on the Board of Directors of Holdings at the Effective Time who are Independent Directors shall be mutually agreed upon by Earlychildhood and SmarterKids prior to the Effective Time. In the event that, prior to the Effective Time, any person so selected to serve on the Board of Directors of Holdings after the Effective Time is unable or unwilling to serve in such position, the Management Committee or Board of Directors which selected such person shall designate another of its members or another person to serve in such person's stead in accordance with the provisions of the immediately preceding sentence. The term "Earlychildhood Director" means any person serving on the Management Committee of Earlychildhood on the date hereof or any other person so designated who becomes a Director of Holdings at the Effective Time and any successor director appointed or elected pursuant to the Bylaws of Holdings; the term "SmarterKids Director" means any person serving as a Director of SmarterKids on the date hereof or any other person so designated who becomes a Director of Holdings at the Effective Time and any successor director appointed or elected pursuant to the Bylaws of Holdings and the term "Independent Director" means any person who becomes a Director of Holdings at the Effective Time and is not an employee of Earlychildhood, SmarterKids or Holdings at any time during the term in which they serve as an Independent Director, and any successor director appointed or elected pursuant to the Bylaws of Holdings.

      (b) Subject to Section 8.5, at the Effective Time, (i) Ronald Elliott, shall hold the position of Chairman of the Board of Holdings, (ii) Al Noyes, shall hold the position of Chief Executive Officer of Holdings, (iii) Judy McGuinn shall hold the position of Chief Operating Officer of Holdings and (iv) Bob Cahill shall hold the position of Chief Financial Officer of Holdings. If any of the persons identified in the preceding sentence is unable or unwilling to hold such offices as set forth above, his successor shall be selected by the Board of Directors of Holdings in accordance with the Bylaws of Holdings.

      Section 5.23 Name of Holdings. Prior to the Effective Time, Earlychildhood and SmarterKids shall use reasonable efforts to decide on a new corporate name for Holdings.

      Section 5.24 Conveyance Taxes. Earlychildhood and SmarterKids shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or any similar taxes (together, "Conveyance Taxes") which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time. Earlychildhood shall pay with respect to the Contribution, and SmarterKids shall pay with respect to the SmarterKids Merger, without deduction or withholding from any amount payable to the holders of LLC Interests or SmarterKids Common Stock, as the case may be, any such Conveyance Taxes imposed by any Governmental Entity (and any penalties and interest with respect to such Conveyance Taxes), which become payable in connection with the transactions contemplated by this Agreement, on behalf of their stockholders or holders of LLC interests, as the case may be.

      Section 5.25 SmarterKids Minimum Closing Cash. As of the Effective Time, SmarterKids covenants, agrees and commits that it shall have Cash on Hand (as defined by GAAP) of not less than $18,000,000 after deducting (a) all of the fees, costs and expenses incurred in connection with the Transactions (including, without limitation, (i) attorney, accounting and other professional fees and expenses incurred in the negotiation and performance of the Transaction Documents, the preparation, filing and effectiveness of the Proxy Statement/Prospectus and the Registration Statement and the consummation of the Transactions and (ii) all fees of financial advisors incurred in connection with the Transactions) and (b) all of the fees, costs and expenses incurred or reasonably likely to be incurred in connection with realizing all contemplated cost savings resulting from the integration of the businesses (including, without limitation, costs associated with the integration of the respective technologies) of Earlychildhood and SmarterKids (the "Minimum Closing Cash"). Prior to the Effective Time, SmarterKids shall provide Earlychildhood with written verification satisfactory to Earlychildhood evidencing the Minimum Closing Cash, and Earlychildhood shall have the right to investigate and confirm the existence thereof in such manner as it deems necessary.

      Section 5.26 Blohm Consulting Agreement. At the Effective Time, Holdings shall enter into a consulting agreement with David Blohm, substantially in the form attached hereto as Exhibit N.

                                  ARTICLE VI.
                        CONDITIONS TO THE TRANSACTIONS

      Section 6.1 Conditions to Each Party's Obligation to Effect the Transactions. The respective obligations of each party to this Agreement to effect the Transactions shall be subject to the satisfaction or waiver in writing by each of SmarterKids and Earlychildhood prior to the Effective Time of the following conditions:

      (a) HSR Act. The waiting period applicable, if any, to the consummation of the Transactions under the HSR Act shall have expired or been terminated.

      (b) Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity (including, without limitation, an SEC order of effectiveness with respect to the Proxy Statement/Prospectus) the failure of which to file, obtain or occur is reasonably likely to have an Earlychildhood Material Adverse Effect, a SmarterKids Material Adverse Effect or a Holdings Material Adverse Effect (as defined below) shall have been filed, obtained or occurred.

      (c) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

      (d) No Injunctions. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction or statute, rule, regulation which is in effect and which has the effect of making the Transactions illegal or otherwise prohibiting consummation of the Transactions.

      (e) National Listing or Nasdaq Quotation. The shares of Holdings Common Stock to be issued in the Transactions shall have been approved for listing on a national securities exchange or for quotation on The Nasdaq Stock Market, subject to official notice of issuance.

      (f) Consents Under Earlychildhood Agreements. Earlychildhood shall have obtained the consent or approval of any person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated hereby, except those of which, if not obtained, would not, individually or in the aggregate, have (i) an Earlychildhood Material Adverse Effect or (ii) a material adverse effect on the business, assets, properties, financial condition or results of operations of Holdings after giving effect to the Transactions (a "Holdings Material Adverse Effect").

      (g) Consents Under SmarterKids Agreements. SmarterKids shall have obtained the consent or approval of any person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated hereby, except those which, if not obtained, would not, individually or in the aggregate, have (i) a SmarterKids Material Adverse Effect or (ii) a Holdings Material Adverse Effect.

      (h) Corporate Governance. Earlychildhood and SmarterKids shall have taken all actions necessary so that (i) not later than the Effective Time, the Certificate of Incorporation and Bylaws of Holdings shall have been amended to be substantially in the form of Exhibit E and Exhibit F attached hereto; and
(ii) at the Effective Time, the composition of the Board of Directors of Holdings shall comply with Section 5.20 hereof (assuming Earlychildhood has designated the Earlychildhood Directors and SmarterKids has designated the SmarterKids Directors, in each case as contemplated by Section 5.20(a) hereof).

      (i) Transaction Documents. Each of the Transaction Documents shall have been executed by each of the parties thereto and shall be in full force and effect and legally binding against the parties thereto and no material breach by any party shall have occurred thereunder as of the Closing Date.

      Section 6.2 Additional Conditions to Obligations of Earlychildhood. The obligation of Earlychildhood to effect the Contribution is subject to the satisfaction of each of the following conditions prior to the Effective Time, any of which may be waived in writing exclusively by Earlychildhood:

      (a) Stockholder Approval. This Agreement and the SmarterKids Merger shall have been approved in the manner required under the DGCL by the holders of the issued and outstanding shares of SmarterKids Common Stock.

      (b) Representations and Warranties. The representations and warranties of SmarterKids set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for, (i) changes contemplated by this Agreement and (ii) inaccuracies which, individually or in the aggregate, have not had and are not reasonably likely to have a SmarterKids Material Adverse Effect or a Holdings Material Adverse Effect (without regard to any materiality limitations contained in any such representation or warranty), or a material adverse effect upon the consummation of the transactions contemplated hereby; and Earlychildhood shall have received a certificate signed on behalf of SmarterKids by the chief executive officer and the chief financial officer of SmarterKids to such effect.

      (c) Performance of Obligations of SmarterKids. SmarterKids shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Earlychildhood shall have received a certificate signed on behalf of SmarterKids by the chief executive officer and the chief financial officer of SmarterKids to such effect.

      (d) SmarterKids Material Adverse Effect. No SmarterKids Material Adverse Effect or SmarterKids Material Adverse Change shall have occurred since the date of this Agreement and be continuing.

      (e) Minimum Closing Cash. SmarterKids shall have Cash on Hand (as defined by GAAP) of not less than the amount of the Minimum Closing Cash, verified as set forth in Section 5.24.

      (f) Tax Opinion. Earlychildhood shall have received a written opinion from Latham & Watkins, counsel to Earlychildhood, to the effect that the Contribution will be treated for Federal income tax purposes as a transfer of property to Holdings qualifying under Section 351 of the Code (it being agreed that Earlychildhood, Holdings and SmarterKids shall provide reasonable cooperation, including the delivery of such certifications as shall be reasonably requested, to Latham & Watkins to enable it to render such opinion).

      Section 6.3    Additional Conditions to Obligations of SmarterKids.
The obligations of SmarterKids to effect the SmarterKids Merger are subject to the satisfaction of each of the following conditions prior to the Effective Time, any of which may be waived in writing exclusively by SmarterKids:

      (a) Representations and Warranties. The representations and warranties of Earlychildhood set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for, (i) changes contemplated by this Agreement, and (ii) inaccuracies which, individually or in the aggregate, have not had and are not reasonably likely to have an Earlychildhood Material Adverse Effect or Holdings Material Adverse Effect (without regard to any materiality limitations contained in any such representation or warranty), or a material adverse effect upon the consummation of the transactions contemplated hereby; and SmarterKids shall have received a certificate signed on behalf of Earlychildhood by its chief executive officer or chief financial officer to such effect.

      (b) Performance of Obligations of Earlychildhood. Earlychildhood shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date; and SmarterKids shall have received a certificate signed on behalf of Earlychildhood by its chief executive officer or chief financial officer to such effect.

      (c) Earlychildhood Material Adverse Effect. No Earlychildhood Material Adverse Effect or Earlychildhood Material Adverse Change shall have occurred since the date of this Agreement and be continuing.

      (d) Tax Opinion. SmarterKids shall have received a written opinion from Testa, Hurwitz & Thibeault, counsel to SmarterKids, to the effect that the SmarterKids Merger will be treated for Federal income tax purposes as a reorganization under Section 368(a) of the Code or, taken together with the Contribution, as a transfer of property to Holdings qualifying under Section 351 of the Code (it being agreed that Earlychildhood, Holdings and SmarterKids shall provide reasonable cooperation, including the delivery of such certifications as shall be reasonably requested, to Testa, Hurwitz & Thibeault to enable it to render such opinion).

      (e) Transaction Documents. Earlychildhood shall have duly executed each of the Transaction Documents to which it is a party, and such Transaction Documents shall be in full force and effect and legally binding against Earlychildhood and no material breach by Earlychildhood shall have occurred thereunder as of the Closing Date.

                                 ARTICLE VII.
                           TERMINATION AND AMENDMENT

      Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 7.1(b) through 7.1(f), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Transactions by the stockholders of SmarterKids:

      (a)   by mutual written consent of Earlychildhood and SmarterKids; or

      (b) by either Earlychildhood or SmarterKids if the Transactions shall not have been consummated by April 30, 2001 (the "Outside Date"); provided, however, that if the Transactions shall have not been consummated by the Outside Date due to the failure of the condition set forth in Section 6.1(b), the Outside Date shall be extended to July 31, 2001; and provided, further, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Transactions to occur on or before such date; or

      (c) by either Earlychildhood or SmarterKids if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions; or

      (d) by Earlychildhood, if, at the SmarterKids Stockholders' Meeting (including any adjournment or postponement thereof), the requisite vote of the stockholders of SmarterKids in favor of the approval and adoption of this Agreement and the SmarterKids Merger shall not have been obtained; or

      (e) by Earlychildhood, if (i) the SmarterKids Board of Directors shall have withdrawn or modified in any manner its recommendation that its stockholders vote in favor of this Agreement or the SmarterKids Merger; (ii) SmarterKids shall have failed to include in the Proxy Statement/Prospectus the recommendation of its Board of Directors in favor of the approval of this Agreement and the SmarterKids Merger; (iii) after the receipt by SmarterKids of an Acquisition Proposal, Earlychildhood requests in writing that the SmarterKids Board of Directors reconfirm its recommendation of this Agreement and the SmarterKids Merger to the stockholders of SmarterKids and the SmarterKids Board of Directors fails to do so within ten (10) business days after its receipt of Earlychildhood's request; (iv) the SmarterKids Board of Directors or any committee thereof shall have approved or recommended to the stockholders of SmarterKids an Acquisition Proposal, other than the Transactions; (v) a tender offer or exchange offer for 20% or more of the outstanding shares of SmarterKids Common Stock is commenced (other than by Earlychildhood or an Affiliate of Earlychildhood) and the SmarterKids Board of Directors does not oppose such tender or exchange offer; (vi) SmarterKids shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting or expressing an intent to accept an Acquisition Proposal; or (vii) SmarterKids fails to call and hold the SmarterKids Stockholders' Meeting by the Outside Date (provided that Earlychildhood's right to terminate this Agreement under this clause (vii) shall not be available if at such time SmarterKids would be entitled to terminate this Agreement under Section 7.1(f));

      (f) by SmarterKids, prior to the approval by its stockholders of the SmarterKids Merger, if (i) the SmarterKids Board of Directors reasonably determines in good faith (after consultation with a financial advisor of nationally recognized reputation) that (X) the Acquisition Proposal is more favorable or is reasonably likely to lead to an Acquisition Proposal that is more favorable to the SmarterKids stockholders from a financial point of view than the Transactions, and (Y) is made by a Third Party reasonably believed by the SmarterKids Board of Directors to be financially capable of completing such Acquisition Proposal, and (ii) the SmarterKids Board of Directors reasonably determines in good faith (after having consulted with and considered the advice of its outside legal counsel) that the failure to take such actions would cause the members of the SmarterKids Board of Directors to breach their fiduciary duties to the SmarterKids stockholders under applicable law; provided, that SmarterKids shall have given Earlychildhood three (3) business days' notice prior to such termination and otherwise complied with the provisions of Section 5.3; and, provided further, that such termination shall not be effective until the fee specified in Section 7.3(b) has been paid to Earlychildhood; or

      (g) by Earlychildhood or SmarterKids, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) will cause the conditions set forth in Section 6.2(b) or (c) (in the case of termination by Earlychildhood) or 6.3(a) or (b) (in the case of termination by SmarterKids) not to be satisfied, and (ii) shall not have been cured within thirty (30) business days following receipt by the breaching party of written notice of such breach from the other party.

      Section 7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, written notice shall be given to the other party hereto and this Agreement shall, subject to the provisions of Section 7.1(f), immediately become void and there shall be no liability or obligation on the part of Earlychildhood, SmarterKids, Holdings or their respective officers, directors, members, stockholders or Affiliates, except as set forth in Sections
5.19 and 7.3 and except that such termination shall not limit liability for a willful breach of this Agreement; provided that, the provisions of Sections 5.19 and 7.3 of this Agreement and the Confidentiality Agreements shall remain in full force and effect and survive any termination of this Agreement.

      Section 7.3    Fees and Expenses.

      (a) Except as set forth in this Section 7.3, if the Transactions are terminated, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

      (b) If this Agreement is terminated by either party pursuant to Section 7.1(g) hereof, then the non-terminating party (the "Breaching Party") shall pay the Expenses (as defined below) incurred by the non-Breaching Party up to a maximum of $350,000; provided, however, that if this Agreement is terminated by SmarterKids pursuant to Section 7.1(g) and, at the time of such termination, Earlychildhood is permitted to terminate this Agreement pursuant to Section 7.1(e), Earlychildhood shall not be required to pay any of SmarterKids' Expenses pursuant to this Section 7.3(b). As used in this Agreement "Expenses" shall include all reasonable out-of-pocket fees and expenses (including without limitation, all reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Proxy Statement/Prospectus and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

      SmarterKids' payment of the Expenses incurred by Earlychildhood pursuant to this subsection shall be the sole and exclusive remedy of Earlychildhood against SmarterKids and its directors, officers, employees, agents, advisory or other representatives with respect to the occurrences giving rise to such payment, except for liabilities or damages caused by the willful breach of any representations, warranties, covenants or agreements herein by SmarterKids. Earlychildhood's payment of the Expenses incurred by SmarterKids pursuant to this subsection shall be the sole and exclusive remedy of SmarterKids against Earlychildhood and any of its Subsidiaries and their respective managers, directors, officers, employees, agents, advisors or other representatives with respect to the occurrences giving rise to such payment, except for liabilities or damages caused by the willful breach of any representations, warranties, covenants or agreements herein by Earlychildhood.

      (c) SmarterKids shall pay Earlychildhood a termination fee (the "Termination Fee") of $1,300,000 (a portion of which may be deemed to include the reimbursement of Expenses) in cash if any of the following events occurs:

                     (i) the termination of this Agreement by Earlychildhood pursuant to Section 7.1(d), and (x) at the time of such termination a definitive proposal for an Acquisition Proposal has been provided to SmarterKids by a Third Party and (y) within twelve (12) months of such termination, either SmarterKids shall have entered into a definitive agreement with respect to, or consummated, a transaction in connection with such Acquisition Proposal;

                     (ii) the termination of this Agreement by SmarterKids pursuant to Section 7.1 hereof and at such time Earlychildhood shall have been permitted to terminate this Agreement under Section 7.1(e);

                     (iii) the termination of this Agreement by Earlychildhood pursuant to Section 7.1(e); or

                     (iv) the termination of this Agreement by SmarterKids pursuant to Section 7.1(f).

      (d) In the event of a termination pursuant to clause (i) above, the Termination Fee shall be paid upon the earlier of the consummation or entering into of a definitive agreement for an Acquisition Proposal, and in the event of a termination pursuant to clause (ii), (iii) or (iv) above, the Termination Fee shall be paid concurrently with such termination.

      (e) SmarterKids' payment of the Termination Fee pursuant to subsection (b) above shall be the sole and exclusive remedy of Earlychildhood against SmarterKids and its directors, officers, employees, agents, advisors or other representatives with respect to the occurrences giving rise to such payment; provided that this limitation shall not apply in the event of a willful breach of this Agreement by SmarterKids.

      Section 7.4 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their Management Committee or Board of Directors, as the case may be, at any time before or after approval of the matters presented in connection with the SmarterKids Merger by the stockholders of SmarterKids, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      Section 7.5    Extension; Waiver. At any time prior to the Effective
Time, the parties hereto, by action taken or authorized by their Management Committee or Board of Directors, as the case may be, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions of the other parties hereto contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Any waiver or failure to insist on strict compliance with any obligation, covenant, agreement or condition contained in this Agreement shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                 ARTICLE VIII.
                                 MISCELLANEOUS

      Section 8.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Sections 1.6, 1.7, 1.8, 2.1, 2.2, 2.4, 2.5, 5.12, 5.15, 5.16, 5.17, 5.18, 5.19, 5.22, 5.24, and this
Article VIII, and the agreements of the Affiliates delivered pursuant to Section
5.13. The Confidentiality Agreement shall survive the execution and delivery of this Agreement.

      Section 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      (a)  if to Earlychildhood, to

                    Earlychildhood.com, LLC
                    2 Lower Ragsdale Drive
                    Suite 200
                    Monterey, CA 93940
                    Attention:  Ronald Elliott
                    Telecopy:  (831) 771-5587

                    with a copy to

                    Latham & Watkins
                    633 West Fifth Street, Suite 4000
                    Los Angeles, CA 90071-2007
                    Attention:  Jeffrey L. Kateman, Esq.
                    Telecopy:  (213) 891-8763

      (b)  if to SmarterKids, to

                    SmarterKids.com, Inc.
                    15 Crawford Street
                    Needham, MA  02494
                    Attention:  Robert Cahill
                    Telecopy:  (781) 449-4887
                    with a copy to:

                    Testa, Hurwitz & Thibeault
                    125 High Street
                    Boston, MA  02110
                    Attention:  Gordon Hayes, Esq.
                    Telecopy:  (617) 248-7100

      Section 8.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to November 14, 2000.

      Section 8.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      Section 8.5 Entire Agreement; No Third Party Beneficiaries. This Agreement and all documents and instruments referred to herein (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (b) except as provided in Section 5.19, are not intended to confer upon any person (including, without limitation, the individuals identified in Section 5.19 and 5.22) other than the parties hereto any rights or remedies hereunder; provided that the Confidentiality Agreement shall remain in full force and effect until the Effective Time. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither Earlychildhood nor SmarterKids makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, managers, members, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to the other or the other's representatives of any documentation or other information with respect to any one or more of the foregoing.

      Section 8.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

      Section 8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, Earlychildhood, SmarterKids, Holdings and Merger Sub have caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

                                 EARLYCHILDHOOD.COM, INC.



                                 -------------------------------------
                                 By:
                                 Its:


                                 SMARTERKIDS.COM, INC.



                                 -------------------------------------
                                 By:
                                 Its:


                                 S-E EDUCATIONAL HOLDINGS CORP.



                                 -------------------------------------
                                 By:
                                 Its:


                                 S-E EDUCATIONAL MERGER CORP.



                                 -------------------------------------
                                 By:
                                 Its:





                                      S-1